UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Mallinckrodt public limited company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025	Notice of Annual General Meeting of Shareholders and Proxy Statement

April 3, 2025
Dear Shareholder:
This serves as notice to you of the 2025 Annual General Meeting (the “Annual General Meeting” or “AGM”) of Mallinckrodt plc, which will be held on Thursday, May 15, 2025, at 9:30 a.m. local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.
Whether or not you expect to attend the Annual General Meeting, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. This can be done in advance of the AGM by utilizing of one of the options detailed in the accompanying Proxy Statement. In addition, details of the business to be presented at the AGM can also be found in the accompanying Proxy Statement.
Your vote is important and I encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting.
On behalf of the Board of Directors and the management of Mallinckrodt, I extend our appreciation for your continued support.
Yours sincerely,
PAUL M. BISARO
Chair

MALLINCKRODT PUBLIC LIMITED COMPANY
Registered In Ireland — No. 522227
Principal Executive Office:
College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland
NOTICE OF 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2025
The 2025 Annual General Meeting of Mallinckrodt plc (“Mallinckrodt” or the “Company”), a company incorporated under the laws of Ireland, will be held on Thursday, May 15, 2025, at 9:30 a.m., local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, for the following purposes:
1.
By separate resolutions, to elect as directors and to hold office, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2026, the following individuals:

(a) Paul M. Bisaro	(c) Abbas Hussain	(e) Wesley P. Wheeler
(b) Katina Dorton	(d) Sigurdur O. Olafsson

2.
To hold an advisory non-binding vote to approve the re-appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company and, by binding vote, to authorize the Audit Committee of the Board of Directors (the “Board”) to set the independent auditors’ remuneration.

3.
To hold an advisory non-binding vote to approve the Company’s executive compensation.

4.
To act on such other business as may properly come before the meeting or any adjournment thereof.

Proposals 1 through 3 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting, in person or by proxy. The foregoing items are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Shareholders of record as of March 28, 2025, the record date for the Annual General Meeting, are entitled to vote on these matters.
During the meeting, following a review of the Company’s affairs, management will also present and the auditors will report to shareholders on Mallinckrodt’s Irish Statutory Accounts for the fiscal year ended December 27, 2024.
By Order of the Board of Directors,

April 3, 2025	Mark Tyndall, Secretary
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2025.
The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at ir.mallinckrodt.com.

MALLINCKRODT PUBLIC LIMITED COMPANY
Registered In Ireland — No. 522227
Principal Executive Office:
College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland
PROXY STATEMENT
The 2025 Annual General Meeting (the “Annual General Meeting” or “AGM”) of Mallinckrodt plc (“Mallinckrodt” or the “Company,” “we,” “our,” or “us”) will be held on Thursday, May 15, 2025, at 9:30 a.m., local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of Mallinckrodt, to act on their behalf. Proxies may be appointed via the internet or by phone in the manner set out in our proxy card or by returning a signed instrument of proxy (or proxy card) to the following location by 11:59 p.m., United States Eastern Time, on May 14, 2025: Mallinckrodt plc c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Mallinckrodt plc’s registered address electronically).
If you wish to appoint a person other than the individuals specified on our proxy card, please contact our Corporate Secretary via e-mail at corporate.secretary@mnk.com and also note that your appointed proxy must attend the Annual General Meeting in person in order for your votes to be cast.
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 27, 2024 are available to shareholders of record at proxyvote.com. These materials are also publicly available on the Investor Relations section of our website at ir.mallinckrodt.com. Mallinckrodt’s Irish Statutory Accounts will be available at proxyvote.com and on the Investor Relations section of our website at ir.mallinckrodt.com at least 21 days prior to the Annual General Meeting.
Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.
Note Regarding Forward-Looking Statements
Statements in this Proxy Statement that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, the ongoing strategic review, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the proposed transaction with Endo, Inc.; potential changes in Mallinckrodt’s business strategy and performance; Mallinckrodt’s initiative to explore a variety of potential divestiture, financing and other transactional opportunities; the exercise of contingent value rights by the Opioid Master Disbursement Trust II; governmental investigations and inquiries, regulatory actions and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar® Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) SelfJect and the INOmax® Evolve DS delivery system; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; Mallinckrodt’s ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; Mallinckrodt’s variable rate indebtedness; Mallinckrodt’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the impact on the holders of Mallinckrodt’s ordinary shares if Mallinckrodt were to cease to be a reporting company in the United States; the comparability of Mallinckrodt’s post-emergence financial results and the projections filed with the Bankruptcy Court; and the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 bankruptcy proceedings.
The “Risk Factors” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024 and subsequent filings with the U.S. Securities and Exchange Commission (“SEC”) identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

2024 Say-on-Pay Vote	33
Compensation Committee Interlocks and Insider Participation	33
Human Resources and Compensation Committee Report on Executive Compensation	33
Summary Compensation Table	34
Fiscal 2024 Grants of Plan-Based Awards Table	36
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	37
Outstanding Equity Awards at Fiscal Year-End	38
Option Exercises and Stock Vested	38
Non-Qualified Deferred Compensation	39
Potential Payments Upon Termination or Change in Control	39
CEO Pay Ratio	44
Pay Versus Performance	45
SECURITY OWNERSHIP AND REPORTING	51
Security Ownership of Management and Certain Beneficial Owners	51
Delinquent Section 16(a) Reports	52
AUDIT AND AUDIT COMMITTEE MATTERS	54
Audit and Non-Audit Fees	54
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	54
Audit Committee Report	55
EQUITY COMPENSATION PLAN INFORMATION	56
PROPOSALS REQUIRING YOUR VOTE	58
Proposals 1(a) Through 1(e): Election of Directors	58
Proposal 2: Advisory Non-Binding Vote to Approve the Re-Appointment of the Independent Auditors and Binding Vote to Authorize the Audit Committee to Set the Independent Auditors’ Remuneration	60
Proposal 3: Advisory Non-Binding Vote to Approve the Company’s Executive Compensation	61
OTHER MATTERS	62
Change in Auditor	62
Presentation of Irish Statutory Accounts	62
Registered and Principal Executive Offices	62
Shareholder Proposals for the 2026 Annual General Meeting	62
United States Securities and Exchange Commission Reports	63
Delivery of Documents to Shareholders Sharing an Address	63
General	63

PROXY STATEMENT SUMMARY
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider, and you should read this entire Proxy Statement carefully before voting. For information regarding fiscal year ended December 27, 2024 (“fiscal 2024”) operating performance, please review our Annual Report on Form 10-K for the fiscal year ended December 27, 2024. We are making this Proxy Statement available to you on or about April 3, 2025.
2025 Annual General Meeting of Shareholders
•
Date and Time: Thursday, May 15, 2025, at 9:30 a.m., local time.

•
Place: Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

•
Record Date: March 28, 2025.

•
Voting: If you owned Mallinckrodt ordinary shares at the close of business on the record date, then you are entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.
•
Ordinary Shares Outstanding as of Record Date: 19,762,306.

•
Transfer Agent: Computershare Investor Services (Ireland) Limited (“Computershare”).

•
Place of Incorporation: Ireland.

Meeting Agenda and Voting Recommendations
Proposal		Our Board’s Recommendation
1.	Election of directors (page 58)	FOR each nominee
2.	Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board of Directors (the “Board”) to set the independent auditors’ remuneration (page 60)	FOR
3.	Advisory non-binding vote to approve the Company’s executive compensation (page 61)	FOR
Company Performance Highlights
Key performance highlights for fiscal 2024 include:
•
Total net sales of $1.98 billion, including Specialty Brands net sales of $1.08 billion and Specialty Generics net sales of $896.3 million.

•
Cash balance at the end of the fiscal year of $382.6 million. Total outstanding principal debt was $865.6 million, a reduction of 47% compared to the end of 2023.

•
Therakos Divestiture.   Net proceeds from the sale of the Therakos business reduced total debt by approximately 47%.

•
Acthar® Gel. Returned to growth with the successful launch of SelfJect™, marking a key milestone for the brand, with four consecutive quarters of rising net sales.

•
INOmax®. Continued the commercial rollout of our INOmax EVOLVE DS® delivery system to U.S. hospitals nationwide, with uptake accelerating in the second half of 2024.

•
Terlivaz®. Continued to engage with healthcare providers about the benefits of early patient identification and treatment initiation.

•
Specialty Generics. Full-year net sales in the Specialty Generics segment were $896.3 million, an increase of 15.4% compared to $776.9 million in fiscal 2023.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   1

PROXY STATEMENT SUMMARY
You should refer to the more comprehensive discussions contained in our Annual Report on Form 10-K for the fiscal year ended December 27, 2024 for additional information about these highlights.
Our Director Nominees
Name	Age	Director Since	Recent Experience	Current Committee Memberships
Paul M. Bisaro*	64	2024	Former Executive Chairman of Amneal Pharmaceuticals	Audit; Transaction Review
Sigurdur O. Olafsson	56	2022	President and Chief Executive Officer of Mallinckrodt	Transaction Review
Katina Dorton*	67	2024	Former Chief Financial Officer of NodThera	Audit (Chair); Human Resources and Compensation
Abbas Hussain*	60	2024	Former Chief Executive Officer of Vifor	Human Resources and Compensation (Chair); Governance and Compliance
Wesley P. Wheeler*	68	2024	Chief Executive Officer of LabConnect	Governance and Compliance; Audit

*
Independent Director

For a description of our designated directors, see the section entitled “Corporate Governance — Current Designated Directors.”

2   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION
GENERAL INFORMATION
Questions and Answers about Proxy Materials, Voting, Attending the Meeting and Other General Information
Why did I receive this Proxy Statement?
We are making this Proxy Statement available to you on or about April 3, 2025 on the internet or by delivering printed versions to you by mail because our Board is soliciting your proxy to vote at our Annual General Meeting on May 15, 2025. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Mallinckrodt.
This Proxy Statement and the following documents relating to the Annual General Meeting are available on the Investor Relations section of our website at ir.mallinckrodt.com:
•
Our Notice of Internet Availability of Proxy Materials;

•
Our Annual Report on Form 10-K for the fiscal year ended December 27, 2024; and

•
Our Irish Statutory Accounts for the fiscal year ended December 27, 2024 and the reports of the Directors and auditors thereon.

Is this Proxy Statement related to the proposed transaction with Endo, Inc. (“Endo”)?
No. This proxy statement only relates to the Annual General Meeting. No actions related to the proposed transaction with Endo will be voted at the Annual General Meeting. We will be holding a separate meeting of shareholders to vote on matters related to the proposed transaction with Endo.

How do I access the proxy materials and vote my shares?
The instructions for accessing the proxy materials and voting can be found in the information you received either by mail or e-mail if you have consented to electronic delivery.
For shareholders who received a notice by mail about the internet availability of proxy materials: You may access the proxy materials and voting instructions over the internet via the web address provided in the notice. In order to access these materials and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.
For shareholders who received a notice by e-mail about the internet availability of proxy materials: You may access the proxy materials and voting instructions over the internet via the web address provided in the e-mail. In order to access these materials and vote, you will need the control number provided in the notice you received by e-mail. You may vote by following the instructions in the e-mail or on the website.
For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it by following the instructions on the proxy card or voting instruction form.

Who may vote at the Annual General Meeting and how many votes do I have?
If you owned our ordinary shares at the close of business on the record date, March 28, 2025, and your name appears in the Register of Members of Mallinckrodt maintained by our registrar, Computershare, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. At the close of business on the record date, we had 19,762,306 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   3

GENERAL INFORMATION
May I vote my shares in person at the Annual General Meeting?
Yes, you may vote your shares in person at the Annual General Meeting as follows:
If you are a shareholder of record and you wish to vote in person at the Annual General Meeting, you may do so. If you do not wish to attend yourself, you may also appoint a proxy or proxies to attend, speak and vote in your place. A proxy does not need to be one of our shareholders.
You are not precluded from attending, speaking or voting at the Annual General Meeting, even if you have completed a proxy form or submitted a voting instruction form prior the meeting. To appoint a proxy other than the individuals specified on our proxy card, please contact our Corporate Secretary via e-mail at
corporate.secretary@mnk.com and also note that your appointed proxy must attend the Annual General Meeting in person in order for your votes to be cast.
If you are a beneficial owner of shares held in “street name” and you wish to vote in person at the
Annual General Meeting, you must obtain a legal proxy from the bank, brokerage firm or other similar organization that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual General Meeting without a legal proxy and a signed ballot. For more information on shares held in “street name” see the question below entitled “What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in ‘street name’?”
You do not need to attend the Annual General Meeting to vote your shares and even if you plan to attend the Annual General Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What is the deadline for voting my shares if I do not vote in person at the Annual General Meeting?
If you are a shareholder of record, you may vote by internet or by telephone until 11:59 p.m., United States Eastern Time, on May 14, 2025, or by mail by returning a signed instrument of proxy (or proxy card) to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m., United States Eastern Time, on May 14, 2025.
If you are a beneficial owner of shares, please follow the voting instructions provided by your bank, brokerage firm or other similar organization.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in “street name”?
Shareholder of Record.   If you hold ordinary shares and your name appears in the Register of Members of Mallinckrodt, you are considered the shareholder of record of those shares.
Beneficial Owner of Shares Held in “Street Name.” If your ordinary shares are held in an account at a bank, brokerage firm or other similar organization, then you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your bank, brokerage firm or other similar organization how to vote the shares held in your account.

Can I change or revoke my vote after I have submitted my proxy?
Yes. You have the right to change or revoke your proxy before it is voted at the Annual General Meeting. You may change your vote by voting again on a later date by internet or by telephone or by signing and returning a new proxy card with a later date, within the voting deadlines described above. Only your latest proxy submitted prior to the meeting will be counted.
Your attendance at the Annual General Meeting will not automatically revoke a previously submitted proxy unless you actually vote in person at the meeting or file a written instrument with our

4   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION
Corporate Secretary prior to the start of the meeting requesting that your prior proxy be revoked.
If your ordinary shares are held in an account at a bank, brokerage firm or other similar organization, you should follow the instructions provided by such organization to change or revoke your vote.

What happens if I do not give specific voting instructions when I deliver my proxy?
Shareholders of Record.   If you are a shareholder of record as of the record date and you indicate when voting by internet or by telephone that you wish to vote as recommended by our Board, or sign and return a proxy card without giving specific voting instructions, then the Company-designated proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.
Beneficial Owners of Shares Held in “Street Name.” If you are a beneficial owner of shares and your bank, brokerage firm or similar organization does not receive instructions from you about how your shares are to be voted, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Brokers have discretionary power to vote your shares with respect to “routine” matters, but they may not have discretionary power to vote your shares on “non-routine” matters. We expect that the (i) election of directors and (ii) advisory vote to approve the Company’s executive compensation will be considered non-routine matters. A bank, brokerage firm or similar organization may not be permitted by its rules to vote your shares with respect to non-routine matters if you have not provided instructions. We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

What is the “quorum” requirement for the Annual General Meeting?
In order to conduct any business at the Annual General Meeting, holders of a majority of our ordinary shares outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained if you:
•
are present and vote in person at the meeting;

•
have voted by internet or by telephone; or

•
have submitted a proxy card or voting instruction form by mail.

Assuming there is a proper quorum of shares represented at the Annual General Meeting, how many shares are required to approve the proposals being voted upon at the Annual General Meeting?
The voting requirement for each of the proposals is as follows:
Proposal		Vote Required
1.	Election of directors	Majority of votes cast
2.	Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration	Majority of votes cast
3.	Advisory non-binding vote to approve the Company’s executive compensation	Majority of votes cast

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   5

GENERAL INFORMATION
How are abstentions and broker non-votes treated?
Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting pursuant to our Memorandum and Articles of Association (as defined herein). Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals under Irish law.

Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
As explained in more detail below, we are using the “notice and access” delivery method adopted by the SEC relating to delivery of our proxy materials over the internet. As a result, we mailed to many of our shareholders a notice about the internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the internet and to request a paper copy of the proxy materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. This notice of internet availability of proxy materials also serves as a Notice of Meeting.

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?
The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an internet website, notifying shareholders of the availability of the proxy materials on the internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

Why didn’t I receive a notice in the mail about the internet availability of the proxy materials?
Shareholders who previously elected to access the proxy materials over the internet will not receive a notice in the mail about the internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.
If you would like to receive proxy materials electronically, you can consent to receiving all future proxy materials via e-mail or the internet. To sign up for electronic delivery, please follow the instructions on your proxy card or voting instruction to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future. Your consent to electronic delivery of proxy materials will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and internet access charges, for which you will be responsible.

6   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION
How do I attend the Annual General Meeting?
The Annual General Meeting will be held at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on Thursday, May 15, 2025.
Shareholders of Record.   For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where ownership will be verified. If you would like someone to attend on your behalf, please contact our Corporate Secretary prior to the meeting.
Beneficial Owners of Shares Held in “Street Name.” Those who have beneficial ownership of ordinary shares held by a bank, brokerage firm or other similar organization should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring picture identification, as well as proof from their banks or brokers (i.e., a legal proxy) that they owned our ordinary shares on March 28, 2025, the record date for the Annual General Meeting.
Registration will begin at 9:00 a.m., local time, and the Annual General Meeting will begin at 9:30 a.m., local time. For directions to the Annual General Meeting, please call +353 1 696 0000.

How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matters at their discretion.

Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

Who will pay the costs of soliciting the proxies?
Mallinckrodt will pay the costs of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in solicitation of proxies and have agreed to pay Innisfree approximately $25,000, plus certain reimbursable expenses. We have also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its engagement. We also will reimburse banks, brokerage firms and other similar organizations, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our ordinary shares.

Who is Mallinckrodt’s transfer agent?
Mallinckrodt’s transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Mallinckrodt ordinary shares and similar issues, can be handled by calling +353 01 696 8480 or by accessing Computershare’s website at www.investorcentre.com/ie.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   7

GENERAL INFORMATION
What if I have purchased Mallinckrodt ordinary shares but I am not listed as the registered holder on Mallinckrodt’s Register of Members?
Under Irish law and our Memorandum and Articles of Association, rights in respect of our ordinary shares are exercisable by the registered shareholder as entered in the Register of Members. For example, the exercise of voting rights and rights related to the appointment or nomination of directors is only effective under Irish law if executed by the registered shareholder. Because administrative steps to record the legal transfer of our ordinary shares on the Register of Members take additional time, there is a delay between the contractual transfer of shares and the recording of such transfer on the Register of Members, and as a result, there is a delay between when a shareholder purchases our ordinary shares and when that shareholder is able to directly exercise their rights as a shareholder over those shares. Additional information on transfer forms and the payment of the stamp duty on transfers is available on our Investor Relations website ir.mallinckrodt.com/corporate-governance/highlights.

Where can I find more information about Mallinckrodt?
For other information about Mallinckrodt, you can visit our website at mallinckrodt.com.
We use our website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. We also use our website to expedite public access to time-critical information regarding us in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of our website.
We make our website content available for information purposes only. Our website should not be relied upon for investment purposes, and nothing on our website shall be deemed incorporated by reference into this Proxy Statement.

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CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Because our ordinary shares are not listed on any national securities exchange, we are not subject to the listing rules or standards of an exchange with particular corporate governance requirements. However, our corporate governance documents, policies and procedures are guided by what we believe is appropriate in light of our governance structure, U.S. practices and applicable federal securities laws and regulations.
Although we are an Irish public limited company, we are not subject to the listing rules of the Euronext Dublin or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor have we adopted, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities between the U.S. corporate governance standards we apply and the U.K. Corporate Governance Code and other Irish and U.K. governance standards or guidelines, there are differences, relating in particular to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board of directors and the criteria for determining the independence of directors.
Our Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Mallinckrodt is intended to achieve both. Our Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.
Recent Corporate Governance Changes
In connection with our emergence on November 14, 2023 (the “Effective Date”) from Chapter 11 proceedings under chapter 11 of title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and the Irish examinership proceedings (together, the “2023 Bankruptcy Proceedings”), we adopted a new memorandum and articles of association (together, the “Memorandum and Articles of Association”), which replaced and superseded our prior memorandum and articles of association. In 2024, our Board adopted revisions to our Corporate Governance Guidelines, the charters of our Board committees, and certain other corporate governance documents, policies and procedures to align with our post-emergence governance structure as further described below.
Our Corporate Governance Guidelines reflect our governance structure as set forth in our Memorandum and Articles of Association, applicable law (including Irish law), certain compliance obligations and governance practices.
The Committee charters are summarized below (see the section entitled “Board of Directors and Board Committees — Board Committees”).
The Board also adopted a written Related Party Transaction Policy for the review of certain transactions in which we are or will be a participant and “related persons” who have or will have a direct or indirect interest (see the section entitled “— Transactions with Related Persons”).
Size and Composition of the Board
Pursuant to our Memorandum and Articles of Association, the Board consists of the following:
•
our Chief Executive Officer (“CEO”);

•
one director (the “First Designated Director”) designated by the shareholder on Schedule 1 to the Memorandum and Articles of Association (generally former members of the Ad Hoc First Lien Group Steering Committee) that holds the largest number of issued ordinary shares (the “First Designator”), which the First Designator has the sole right to remove and replace the First Designated Director in accordance with the terms of the Memorandum and Articles of Association for so long as such shareholder continues to hold at least 5% of the nominal value of our issued ordinary shares (calculated on a fully-diluted basis and excluding equity to be

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CORPORATE GOVERNANCE
issued under the Mallinckrodt Pharmaceuticals 2024 Stock and Incentive Plan (the “2024 Plan”) and the contingent value rights issued on the Effective Date (the “CVRs”));
•
one director (the “Second Designated Director” and, together with the First Designated Director, the “Designated Directors”) designated by the shareholders on Schedule 2 to the Memorandum and Articles of Association (generally former members of the Ad Hoc Crossover Group Steering Committee) (the “Second Designators”), whom the Second Designators have the sole right to remove and replace in accordance with the terms of the Memorandum and Articles of Association for so long as at least one shareholder on Schedule 2 to the Memorandum and Articles of Association holds at least 5% of the nominal value of our issued ordinary shares (calculated on a fully-diluted basis and excluding equity to be issued under the 2024 Plan and the CVRs); and

•
four directors who qualify as “independent directors” under the listing requirements of the New York Stock Exchange (“NYSE”), nominated by a nominating and selection committee (the “Nominating and Selection Committee”), as described in the Memorandum and Articles of Association (acting by a unanimous resolution), which is generally comprised of former members of the Ad Hoc First Lien Group Steering Committee, the Ad Hoc Crossover Group Steering Committee and the Ad Hoc 2025 Noteholder Group (as defined in the plan of reorganization confirmed by the Bankruptcy Court that became effective on the Effective Date (the “2023 Plan of Reorganization”).

Pursuant to the Memorandum and Articles of Association, our Chair was selected by the Nominating and Selection Committee.
Our Memorandum and Articles of Association describe in more detail the circumstances in which the nomination rights of the Nominating and Selection Committee apply, including the levels of ownership of our equity securities necessary to exercise those rights. The Nominating and Selection Committee is not a committee of the Board.
The foregoing description is a summary and is qualified in its entirety by the full text of our Memorandum and Articles of Association, which are available on our website at: ir.mallinckrodt.com/corporate-governance/highlights.
On February 2, 2024, (i) Paul M. Bisaro, Katina Dorton, Abbas Hussain and Wesley P. Wheeler were nominated to serve as independent directors of the Board by a unanimous resolution of the Nominating and Selection Committee and were appointed as directors by the Board, (ii) Mr. Bisaro was appointed as the Chair of the Board by the Nominating and Selection Committee, and (iii) Mr. Olafsson agreed to remain a member of the Board for an indefinite term. Mr. Bisaro, Ms. Dorton, Mr. Hussain, Mr. Olafsson, and Mr. Wheeler were elected at the 2024 Annual Shareholder Meeting held on May 9, 2024, and on March 5, 2025, they were nominated by the Board for re-election at the 2025 Annual General Meeting.
In accordance with the terms of the Memorandum and Articles of Association, each of Mr. Bisaro, Ms. Dorton, Mr. Hussain, Mr. Wheeler and Mr. Olafsson are required to be put forward for re-election at the Annual General Meeting and are therefore included in the nominees described in this Proxy Statement.
Current Designated Directors
On the Effective Date, Jonathan Zinman was designated as the First Designated Director, and David Stetson was designated as the Second Designated Director. In accordance with the terms of the Memorandum and Articles of Association, one of the shareholders on Schedule 1 to the Memorandum and Articles of Association has the sole right to remove and replace Mr. Zinman as a director of the Board, and the shareholders on Schedule 2 to the Memorandum and Articles of Association have the sole right to remove and replace Mr. Stetson as a director of Board. In accordance with the terms of the Memorandum and Articles of Association, Mr. Zinman and Mr. Stetson are not required to be put forward for re-election at the Annual General Meeting and are therefore not included in the nominees described in this Proxy Statement.

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CORPORATE GOVERNANCE
David Stetson
David Stetson, age 68, has served as a director since November 2023. Mr. Stetson served on the board of directors of Rite Aid, a prominent pharmacy chain, from September 2024 to March 2025. Previously, Mr. Stetson served in various capacities at Alpha Metallurgical Resources, most recently as chairman of the board of directors from January 2024 through December 2024, executive chairman in 2023 and chief executive officer and chairman of the board of directors from 2019 to 2023. Prior to this role, Mr. Stetson served as chairman of the board of directors and chief executive officer of both ANR, Inc. and Alpha Natural Resources Holdings, Inc. from 2016 until the merger of these entities with Contura Energy (now Alpha Metallurgical Resources) in 2018. Mr. Stetson has held a number of other executive leadership positions in various industries, including chief executive officer, chief restructuring officer, general counsel and senior advisor, at companies such as A.K. Kelly Technologies, Trinity Coal Corporation, American Resources Offshore, Inc., Lexington Coal Company and Lipari Energy Inc. Mr. Stetson holds a Bachelor of Science degree from Murray State University, a Juris Doctor degree from the Brandeis School of Law at the University of Louisville and a Master of Business Administration degree from the University of Notre Dame. Mr. Stetson’s qualifications to serve on our Board include more than 30 years of experience in various leadership positions and deep insight into strategic applications of financing alternatives, formulation of business strategies, tactical coordination of operational activities and the ability to maximize strategic values and execute on appropriate solutions.
Jonathan Zinman
Jonathan Zinman, age 44, has served as a director since November 2023. Mr. Zinman currently serves as the managing member of JZ Advisors LLC, a firm that invests and provides strategic advice for businesses and investors across a diverse set of industries. He has served on the boards of directors of MP Topco Holdings, LLC (also known as Maker’s Pride), a food solutions company, since March 2025, Belk, an American department store chain, since October 2024 and Tradesmen International, a construction company, since June 2024. Since March 2025, Mr. Zinman has served as a board observer of Azul Airlines, a Brazilian airline company. He served as a Board observer of Endo from April 2024 through January 2025. Mr. Zinman served as a managing director on the restructuring team at Silver Point Capital from 2019 through September 2024. He previously served as a managing director leading restructurings at Solus Alternative Asset Management, an investment advisor specializing in event-driven and distressed investments, from 2012 to 2019. Prior to Solus, he was an associate in the restructuring practice of Kirkland & Ellis. Mr. Zinman previously served on the boards of Tailored Brands (from 2020 to 2021) and NVHL SA (from 2021 to 2022). He holds a Bachelor of Arts degree from Duke University, a Juris Doctor degree from the University of Michigan Law School and a Master of Business Administration degree from the Stephen M. Ross School of Business. Mr. Zinman’s qualifications to serve on our Board include his leadership, strong track record of maximizing shareholder value, and expertise in strategies that optimize financial and operational execution and transformation for companies emerging from holistic reorganizations.
Independence of Directors
The Board consists of a substantial majority of independent, non-employee directors. The Board has established guidelines for determining director independence that are consistent with the current listing standards of the NYSE. To be considered independent, a director must be determined by the Board to have no material relationship, directly or indirectly, with us. In assessing independence, the Board considers all relevant facts and circumstances. The Governance and Compliance Committee assesses independence and also monitors adherence by the members of the Board with the NYSE corporate governance listing standards for populating the Audit Committee, Human Resources and Compensation Committee (“HRCC”) and Governance and Compliance Committee.
The Board has considered the independence of its members in light of these criteria. In making its determinations on independence, the Board considered that Mr. Zinman was recently employed by Silver Point (one of the largest holders of our ordinary shares and one of the largest holders of Endo, an entity with which the Company has had ordinary course business dealings).

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CORPORATE GOVERNANCE
Based on these considerations, the Board has determined that each of our directors, other than Sigurdur O. Olafsson, our President and CEO, satisfies our independence criteria and is independent. Each independent director is expected to notify the chair of the Governance and Compliance Committee, as soon as reasonably practicable, of changes in such director’s personal circumstances that may affect the Board’s evaluation of the director’s independence.
Director Nominations Process
Subject to the rights of the First Designator, the Second Designators and the Nominating and Selection Committee as set forth in the Memorandum and Articles of Association, the Governance and Compliance Committee will consider nominations for director submitted by shareholders. To recommend a nominee for director, a shareholder should write to our Corporate Secretary at our registered address, Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland.
Any such recommendation must include a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company publicly disclosed from time to time.
The recommendation must also include documentary evidence of ownership of our ordinary shares, as well as the date the shares were acquired and the name and address of the shareholder, in each case as required by our Memorandum and Articles of Association.
To be considered by the Governance and Compliance Committee for nomination and inclusion in our Proxy Statement for the 2026 Annual General Meeting, such shareholder recommendation for director must be received by our Corporate Secretary not earlier than the close of business on February 14, 2026 and not later than the close of business on March 16, 2026; provided, that in the event the date of the 2026 Annual General Meeting is more than 30 days before or more than 60 days after the anniversary of the 2025 Annual General Meeting, notice must be received no earlier than the close of business on the 90th day prior to the date of the 2026 Annual General Meeting and no later than the close of business on the later of the 60th day prior to the date of the 2026 Annual General Meeting or, if the first public announcement of the date of the 2026 Annual General Meeting is less than 100 days prior to the date of the 2026 Annual General Meeting, the 10th day following the day on which public announcement of the date of the 2026 Annual General Meeting is first made. Once our Corporate Secretary receives the recommendation, we will deliver a questionnaire to the candidate requesting additional information about the candidate’s independence, qualifications and other information that would assist the Governance and Compliance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Governance and Compliance Committee.
We seek to create and maintain a Board that is strong in its collective knowledge and has a diversity of backgrounds, skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate

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CORPORATE GOVERNANCE
governance and global markets. In furtherance of this objective, the Board has adopted specific guidelines requiring that directors uphold the highest ethical standards and integrity, demonstrate management ability at senior levels in successful organizations and have the ability to provide wise, informed and thoughtful counsel to senior management on a range of issues and be able to express independent opinions. Additionally, directors must possess qualifications that enable us to meet our commitments and obligations (including those under the Corporate Integrity Agreement) and must remain free from any conflicts of interest or business or personal relationships that would interfere with their fiduciary duties.
Based on its evaluation, the Governance and Compliance Committee recommended each of the nominees for election by the shareholders. More information regarding each director nominee’s qualifications can be found in Proposal 1 later in this Proxy Statement.
Majority Vote for Election of Directors
Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting (present in person or by proxy) and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board and the position that would have been filled by such nominee will become vacant. Given that Irish law does not recognize the concept of a holdover director, incumbent directors who are subject to re-election who do not receive a majority of the votes cast at the Annual General Meeting are not re-elected to the Board, and immediately following the Annual General Meeting, will no longer be members of the Board unless re-appointed in accordance with our Memorandum and Articles of Association or re-appointed by virtue of holding the CEO position.
Irish law does require, however, a minimum of two directors at all times. If an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees receiving the greatest number of votes in favor of his or her election shall, in accordance with our Memorandum and Articles of Association, hold office until such director’s successor(s) is elected.
Executive Sessions of the Board
The independent directors generally meet in executive session, without members of management present, at such times as may be deemed appropriate. These executive sessions may include a discussion with our CEO.
Board Leadership Structure
The positions of Chair of the Board and CEO are held separately at Mallinckrodt. The Chair of the Board, selected by the Nominating and Selection Committee, provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chair of the Board sets the Board agendas with Board and management input, facilitates communication among directors, provides an appropriate information flow to the Board and presides at meetings of the Board and shareholders. The Chair of the Board works with other Board members to provide strong, independent oversight of our management and affairs. We believe that having a non-executive, independent Chair of the Board is in the best interests of the Company and our shareholders at this time. The separation of the roles of Chair of the Board and CEO allows our CEO to focus on managing the Company’s business and operations and allows our Chair of the Board to focus on Board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the CEO and management generally. Future modification of the Board leadership structure will be made at the sole discretion of the Board, subject to the rights of the Nominating and Selection Committee as set forth in the Memorandum and Articles of Association.
Code of Conduct
We have adopted the Mallinckrodt Code of Conduct, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K. Our Code of Conduct applies to all employees, officers

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CORPORATE GOVERNANCE
and directors of Mallinckrodt, including, without limitation, our CEO, CFO and other senior financial officers, and is reviewed annually by our Governance and Compliance Committee. Our Code of Conduct is posted on our website at mallinckrodt.com under the heading “Investor Relations — Corporate Governance.” We will also provide a copy of our Code of Conduct to shareholders upon request. We intend to disclose any amendments to our Code of Conduct, as well as any waivers for executive officers or directors, on our website.
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale and other dispositions and transactions in our securities by our directors, officers and employees, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, a copy of which was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 27, 2024. Transactions by us in our own securities are entered into after evaluation by our legal counsel for compliance with applicable securities laws.
Policies and Procedures Related to the Grant of Certain Equity Awards
We did not grant any awards of stock options, stock appreciation rights or similar option-like awards during fiscal 2024. In February 2024, we granted long-term equity awards in the form of restricted units (“RSUs”) and performance units (“PSUs”) to our executive officers and non-employee directors, each to vest over the course of three years. In light of our recent grant practices and because of the expectation that the awards granted in fiscal 2024 would be the only awards granted in a three-year period, we have not established any policies or practices on the timing of granting of stock options, stock appreciation rights or similar option-like awards in relation to the disclosure of material nonpublic information by us. We do not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of executive compensation.
Board Risk Oversight
Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in approving our business strategy is a key part of its assessment of management’s appetite for risk and the determination of what constitutes an appropriate level of risk for us. In this process, risk is assessed throughout the business, focusing on three primary areas: financial risk; legal/compliance risk; and operational/strategic risk.
While the full Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee oversees, conducts an annual assessment of and reports to the Board on our enterprise risk management program, focuses on financial risk, including internal controls over financial reporting, and receives an annual risk assessment report from our internal auditors, and oversees reporting requirements related to environmental, social and governance including under Irish law. The Governance and Compliance Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance, and best practices and public policy issues that affect us and works closely with our legal, compliance and regulatory groups. In addition, in setting compensation, the HRCC strives to create incentives that encourage an appropriate level of managed risk-taking behavior consistent with our business strategy. The full Board has primary oversight with respect to cybersecurity and information security-related risks.
Compensation Risk Assessment
At the direction of the HRCC, we conducted a risk assessment of our compensation policies and practices during fiscal 2024. This risk assessment consisted of a review of cash and equity compensation provided to our employees, including compensation payable to senior executives. The HRCC reviewed

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CORPORATE GOVERNANCE
the findings of this assessment, which concluded that our compensation programs do not create risk that is reasonably likely to have a material adverse effect on us.
Transactions with Related Persons
Our Related Party Transaction Policy was adopted by our Board and is available on our website at ir.mallinckrodt.com/corporate-governance/highlights. Pursuant to this policy, our Governance and Compliance Committee is responsible for reviewing and approving transactions with related persons (as such transactions are defined by Item 404(b) of Regulation S-K), considering factors such as (i) whether the terms of the transaction are fair to our company, not inconsistent with the interests of our company and our shareholders and on the same basis as that would apply if the transaction did not involve a related person; (ii) whether there are business reasons for entering into the transaction; (iii) whether the transaction would impair director independence under NYSE and SEC standards; (iv) potential conflicts of interest; (v) availability of other sources of comparable products or services; (vi) the ongoing nature of any proposed relationship related to the transaction; and (vii) any other factors that the Governance and Compliance Committee deems relevant. After such transactions are approved, the Governance and Compliance Committee reviews and assesses ongoing relationships with the related persons to ensure that such transactions are in compliance with the Committee’s guidelines and that such transactions remain appropriate.
Communications with the Board of Directors
The Board has established a process for shareholders and interested parties to communicate with members of the Board. If you have a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach the Board via e-mail at board.directors@mnk.com. A direct link to this e-mail address can be found on our website. You may also submit communications in writing or by phone. Please refer to the Board contact information that can be found at mallinckrodt.com/contact-us.
All communications will be reviewed initially by the Office of the Chief Legal Officer and Corporate Secretary, who will relay all communications to the appropriate director or directors unless the communication is (i) an advertisement or other commercial solicitation or communication, (ii) obviously frivolous or obscene, or (iii) unduly hostile, threatening, or illegal. The foregoing communications will not be forwarded but may be provided to law enforcement, as appropriate, and will be made available to any director who wishes to review them.
Directors may decide whether any of the communications addressed to their attention should be presented to the full Board, to one or more of its committees, or to the Company’s management. Each director also has the discretion to determine whether a response to the person sending the communication is appropriate. Any response will be made through the Office of the Chief Legal Officer and Corporate Secretary in accordance with the Company’s policies and procedures and applicable law, and regulations relating to the disclosure of information.
The Company’s policy on communications from shareholders and interested parties is in addition to the policies and procedures established by the Company to address integrity concerns, including those related to the Company’s accounting, internal controls, auditing matters, or other issues affecting the Company’s financial statements.
The Company’s Code of Conduct prohibits any employee from retaliating against anyone for raising an integrity concern in good faith or assisting in a related inquiry.
Shareholder Engagement
It is and has been our practice for many years to compliantly engage with our investors on a routine basis as part of our investor relations program, during which the Company’s executives regularly meet with investors at both public conferences as well as in private meetings. Our engagement program focuses on overall performance of the business, particularly on subjects such as financial and commercial

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CORPORATE GOVERNANCE
performance, research and development efforts, corporate strategy, capital allocation and business development, as well as corporate governance, social responsibility, executive compensation and other similar areas of interest.
We value our shareholders’ feedback and perspectives, and we are committed to continuing this broad scope of engagement with our shareholders across multiple channels, as we believe that the solicitation and consideration of shareholder views is a critical component of driving long-term value for the Company.

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BOARD OF DIRECTORS AND BOARD COMMITTEES
BOARD OF DIRECTORS AND BOARD COMMITTEES
General
Our business, property and affairs are managed under the direction of the Board. Directors are kept informed about our business through discussions with the Chair of the Board and the CEO and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
During fiscal 2024, the Board held 12 meetings, both in person and telephonically. During fiscal 2024, each of our incumbent directors attended 75% or more of the aggregate of the total number of (i) meetings of our Board (held during the period for which he or she was a director), and (ii) meetings held by all committees of our Board on which he or she served (during the period for which he or she served). Our Board members are expected to attend our Annual General Meeting. All of our directors who were members of the Board at the time attended our 2024 Annual General Meeting in person or by phone.
On November 14, 2023, Mr. Zinman was designated as the First Designated Director and Mr. Stetson was designated as the Second Designated Director. On February 2, 2024, Mr. Bisaro, Ms. Dorton, Mr. Hussain and Mr. Wheeler were designated to serve as independent directors of the Board by the Nominating and Selection Committee, Mr. Bisaro was appointed as the chair of the Board by the Nominating and Selection Committee, and Mr. Olafsson agreed to remain a member of the Board for an indefinite term, subject to the terms of his employment agreement (see the section entitled “Compensation of Executive Officers — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements”).
Board Committees
The Board has four standing committees: a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”); a Governance and Compliance Committee; an HRCC; and a Transaction Review Committee. Membership and chairs of the committees are recommended to the Board by the Governance and Compliance Committee. The Memorandum and Articles of Association provide that members of committees of the Board are appointed by a majority of the Board and must include in all cases each of the Designated Directors unless any Designated Director(s) declines, in his or her sole discretion, to serve on such committee (subject to customary exclusions of directors from meetings of committees considering affiliated transactions). The description of the Board committees in this paragraph does not include the Nominating and Selection Committee, which is not a committee of the Board and was formed pursuant to the Memorandum and Articles of Association (see the section entitled “Corporate Governance — Size and Composition of the Board”).
The committees report on their activities to the Board at each regular Board meeting.
The table below provides standing committee membership information as of the date of this Proxy Statement. Each of these committees operates under a written charter approved by the Board, each of which is available on our website at ir.mallinckrodt.com/corporate-governance/highlights.

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BOARD OF DIRECTORS AND BOARD COMMITTEES
Directors(1)	Audit Committee	Governance and Compliance Committee(3)	Human Resources and Compensation Committee	Transaction Review Committee
Paul M. Bisaro (2)
Katina Dorton
Abbas Hussain
Sigurdur O. Olafsson
David Stetson
Wesley P. Wheeler
Jonathan Zinman
Number of Meetings Held in Fiscal 2024	13	4	6	9

(1)
Each of Ms. Dorton, Mr. Hussain and Mr. Wheeler was appointed as a director of the Company on February 2, 2024.

(2)
Mr. Bisaro resigned from his role as a director of the Company on November 14, 2023. He was re-appointed as a director of the Company on February 2, 2024.

(3)
Mr. Wheeler served as the Chair of the Governance and Compliance Committee from February 2, 2024 to October 4, 2024. Mr. Stetson was appointed Chair of the Governance and Compliance Committee on October 4, 2024.

Chair of the Board	Chair	Member
Committee	Responsibilities and Composition
Audit Committee	The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with certain legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is responsible for selecting, retaining, evaluating, setting the remuneration of and, if appropriate, recommending the termination of our independent auditors to the Board. The current members of the Audit Committee are Mr. Bisaro, Ms. Dorton and Mr. Wheeler. Each of them is independent under SEC rules and NYSE corporate governance listing standards applicable to audit committee members. Ms. Dorton is the Chair of the Audit Committee. The Board has determined that Ms. Dorton is an audit committee financial expert.
Governance and Compliance Committee
The Governance and Compliance Committee is responsible for developing and recommending to the Board our Corporate Governance Guidelines and assisting the Board in fulfilling its oversight responsibility with respect to our corporate governance. The committee is also responsible for overseeing and monitoring the effectiveness of our compliance program.
Subject to such rights of the First Designator, the Second Designators and the Nominating and Selection Committee as set forth in the Memorandum and Articles of Association, the Governance and Compliance Committee assists the Board with nominations for directors and determinations of director independence. The current members of the Governance and Compliance Committee are Mr. Hussain, Mr. Stetson and Mr. Wheeler, each of whom is independent under NYSE corporate governance listing standards. Mr. Stetson is the Chair of the Governance and Compliance Committee.

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BOARD OF DIRECTORS AND BOARD COMMITTEES
Committee	Responsibilities and Composition
Human Resources and Compensation Committee	The HRCC reviews and approves compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to those objectives and carries out the Board’s responsibilities relating to compensation of our executive officers (other than CEO). The HRCC reviews the succession planning process relating to senior executives (other than CEO). The current members of the HRCC are Ms. Dorton, Mr. Hussain, and Mr. Zinman each of whom is independent under NYSE corporate governance listing standards applicable to compensation committee members. Mr. Hussain is the Chair of the HRCC.
Transaction Review Committee	The Transaction Review Committee is responsible for reviewing, monitoring and assessing potential qualifying transactions under the Transaction Incentive Plan and making recommendations to the Board in respect of any such transactions. The current members of the Transaction Review Committee are Mr. Bisaro, Mr. Olafsson, Mr. Stetson and Mr. Zinman. Mr. Zinman is the Chair of the Transaction Review Committee.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
2024 Director Compensation
The following table provides information concerning compensation for each of our non-employee directors for fiscal 2024. Compensation for Sigurdur O. Olafsson, our President and CEO, is shown in the Summary Compensation Table included in the section entitled “Compensation of Executive Officers — Summary Compensation Table.” Mr. Olafsson did not receive additional compensation for his services as a director.
2024 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
Paul M. Bisaro(1)	253,846	2,201,415	679,830	3,135,091
Katina Dorton(1)	194,918	1,320,878	407,898	1,923,694
Abbas Hussain(1)	172,253	1,320,878	407,898	1,901,029
David Stetson	179,533	1,320,878	407,898	1,908,309
Wesley P. Wheeler(1)	169,918	1,320,878	407,898	1,898,694
Jonathan Zinman	208,929(4)	1,761,122	543,864	2,513,915

(1)
Each of Mr. Bisaro, Ms. Dorton, Mr. Hussain, and Mr. Wheeler was appointed as a director of the Company on February 2, 2024.

(2)
The amounts reported represent the sum of (i) the aggregate grant date fair value of RSUs granted during fiscal 2024, (ii) the aggregate grant date fair value of PSUs granted during fiscal 2024, and (iii) the incremental fair value of the RSUs attributable to a material accounting modification in fiscal 2024, in each case computed in accordance with Accounting Standards Codification 718 (“ASC 718”). The Company determined that there was a material accounting modification to the RSUs as a result of the Company offering its non-employee directors the opportunity to forfeit a portion of their RSUs notably those that would otherwise have vested on January 1, 2025 in exchange for a cash payment from the Company in order to satisfy certain tax obligations related to such RSUs scheduled to vest; such forfeitures occurring immediately prior to vesting. The incremental fair value is computed as of the modification date resulting in incremental fair value of $179,141 for each non-employee director with the exceptions of Messrs. Bisaro and Zinman, for which the incremental fair value was $223,938 and $134,392, respectively. As described in the section entitled “— Equity Awards,” Messrs. Bisaro and Zinman received additional equity awards for their roles as Board Chair and Chair of the Transaction Review Committee, respectively. For PSUs, the values shown reflect the grant date fair value based on the probable outcome of the performance conditions. For additional information relating to assumptions made in the valuation for fiscal 2024 awards reflected in this column, see Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2024. The aggregate number of RSUs and PSUs held as of December 27, 2024 by each director was 8,207 RSUs and 16,414 PSUs with the exception of Mr. Bisaro who held 13,678 RSUs and 27,357 PSUs and Mr. Zinman who held 10,942 RSUs and 21,886 PSUs.

(3)
The amounts reported represent the portion of the cash awards earned pursuant to our Transaction Incentive Plan (the “Transaction Incentive Plan”) in fiscal 2024 as a result of the sale of our Therakos business. Fifty percent of the cash awards payable under the Transaction Incentive Plan related to the sale of our Therakos business were paid in connection with the closing of the divestiture and approximately 50% will be paid in connection with the termination of the Transaction Incentive Plan, subject to certain exceptions. See the section entitled “— Transaction Incentive Plan” for additional information.

(4)
Mr. Zinman was an employee of Silver Point through September 2024 and the compensation he earned as our director during such employment was directed to Silver Point and certain of its affiliates.

The compensation structure for non-employee directors for fiscal 2024 was established by the Board in connection with our emergence from bankruptcy in 2023. As further described below, our non-employee directors receive an annual cash retainer and annual equity awards. Our non-employee directors also participate in our Transaction Incentive Plan.
Cash Retainers
Non-Executive Chair of the Board. The non-executive Chair of the Board receives an annual cash retainer of $250,000.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS
Board Members. Each non-employee director (other than the Non-Executive Chair) receives an annual cash retainer of $150,000.
Committee Chairs. The chairs of the Audit Committee and Transaction Review Committee each receive a supplemental annual cash retainer of $50,000. The chairs of the HRCC and the Governance and Compliance Committee each receive a supplemental annual cash retainer of $25,000.
Committee Members. Each member of the Audit Committee, the HRCC, the Governance and Compliance Committee and the Transaction Review Committee (excluding the Chairs) receives a supplemental annual cash retainer of $15,000.
Equity Awards
In February 2024, each non-employee member of the Board, other than Mr. Bisaro, received an equity grant of 24,621 ordinary shares comprised of one-third RSUs and two-thirds PSUs, and Mr. Bisaro, as the chair of the Board, received an equity grant of 41,034 ordinary shares comprised of one-third RSUs and two-thirds PSUs. Mr. Zinman, as the chair of the Transaction Review Committee, also received an additional equity grant of 8,207 ordinary shares comprised of one-third RSUs and two-thirds PSUs.
The RSUs vest in equal installments on each of January 1, 2025, 2026 and 2027. The PSUs vest based on our attainment of total realized value targets measured at the end of the Performance Cycle (as defined in the section entitled “Compensation of Executive Officers — Fiscal 2024 Executive Compensation Decisions — 2024 Equity Grants”). For purposes of the PSUs, total realized value will be determined based on an independent valuation of the Company as of the end of the Performance Cycle plus the after-tax proceeds of any assets sold. Upon consummation of a Change in Control (as defined in the applicable award agreements) the Performance Cycle will cease and the date of the consummation of such Change in Control will be the last day of the Performance Cycle. Further, upon a Qualifying Significant Event (as defined in “Compensation of Executive Officers — Fiscal 2024 Executive Officers Compensation Decisions — Transaction Incentive Plan”) that is not also a Change in Control, the 2024 PSUs will convert into time-vested awards that will fully vest on the last day of the Performance Cycle.
The applicable award agreements provide that in the event of a director’s termination of service by us without Cause (as defined in the 2024 Plan), the director’s unvested awards will, subject with respect to the PSUs to achievement of the performance targets, vest pro rata based on the date of termination; provided that in the event such termination occurs in connection with a Change in Control, the awards will not be subject to proration. As further described in the 2024 Plan, in the event of a director’s death or disability, the director’s unvested RSUs will vest in full, and the director’s unvested PSUs will remain outstanding and will be eligible to vest and be settled based on our achievement of the performance targets.
Transaction Incentive Plan
In February 2024, each non-employee member of the Board was designated as a participant in the Transaction Incentive Plan. The aggregate value of the bonuses payable under the Transaction Incentive Plan varies based on the amount of proceeds received by or the value attributed to us in connection with a Qualifying Transaction (as defined in the section entitled “Compensation of Executive Officers — Compensation Decision-Making”) and when such Qualifying Transaction signs or closes. Each non-employee director is entitled to receive 3% of the bonuses under the Transaction Incentive Plan, the Board Chair is entitled to receive an additional allocation of 2% of the bonuses under the Transaction Incentive Plan, and the Chair of the Transaction Review Committee is entitled to receive an additional allocation of 1% of the bonuses under the Transaction Incentive Plan. The aggregate value of the bonuses payable are subject to the terms of the Transaction Incentive Plan.
Each bonus payment earned under the Transaction Incentive Plan will be generally delivered 50% in connection with closing of the applicable Qualifying Transaction and 50% on the earlier of (a) December 31, 2026 or a Qualifying Significant Event and (b) a Significant Asset Transaction (as

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COMPENSATION OF NON-EMPLOYEE DIRECTORS
defined in the section entitled “Compensation of Executive Officers — Fiscal 2024 Executive Compensation Decisions — Transaction Incentive Plan”); provided, however, that in the event that a Qualifying Transaction closes following a Qualifying Significant Event or a Significant Asset Transaction, 100% of the applicable bonus payment earned with respect to such Qualifying Transaction generally will be paid in connection with closing of the such Qualifying Transaction. In order to be eligible for any bonus payments under the Transaction Incentive Plan, a non-employee director must remain in service to the Company on the applicable date or no longer be in service to the Company by reason of death or disability. Bonus payments that relate to deferred proceeds will generally be paid in connection with the receipt of those proceeds if the non-employee director either continued service through the payment date or was involuntarily terminated prior to the payment date. In the event of a non-employee director’s death or disability, he or she would be entitled to receive all earned and unpaid Qualifying Transaction bonuses and all bonuses that would have been earned for Qualifying Transactions that signed within six months after the date of termination.
Other Compensation
Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board meetings, committee meetings and shareholder meetings. Directors are typically provided with commercial aircraft airfare in order to travel to and from such meetings.
Due to the Company’s organizational structure, directors may be subject to the Irish income tax laws. For this reason, the Company makes available for directors Irish income tax services up to approximately €1,500 annually (or approximately $1,563 as of December 27, 2025). In addition, to enhance the cybersecurity of our directors, the Company makes available to directors an internet data scrubbing service for up to approximately $1,000 annually.
We are committed to supporting directors’ continuing education efforts. Therefore, we bear the cost of directors’ annual membership in the National Association of Corporate Directors (“NACD”).

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COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation highlights and objectives and the decisions of our Board and the HRCC of our Board regarding the fiscal 2024 compensation of our named executive officers (“NEOs”).
Fiscal 2024 Company Performance
Our strong performance in 2024 reflects the disciplined execution of our strategy to position Mallinckrodt for long-term success. We achieved the high end of our net sales guidance and the midpoint of our Adjusted EBITDA guidance for the year.
Key performance highlights for fiscal 2024 include:
•
Total net sales of $1.98 billion, including Specialty Brands net sales of $1.08 billion and Specialty Generics net sales of $896.3 million.

•
Cash balance at the end of the fiscal year of $382.6 million. Total outstanding principal debt was $865.6 million, a reduction of 47% compared to the end of 2023.

•
Therakos® Divestiture. Net proceeds from the sale of the Therakos business reduced total debt by approximately 47%.

•
Acthar® Gel (repository corticotropin injection). Returned to growth with the successful launch of SelfJect™, marking a key milestone for the brand, with four consecutive quarters of rising net sales.

•
INOmax®. Continued the commercial rollout of our INOmax® EVOLVE™ DS delivery system to U.S. hospitals nationwide, with uptake accelerating in the second half of 2024.

•
Terlivaz® (terlipressin). Continued to engage with healthcare providers about the benefits of early patient identification and treatment initiation.

•
Specialty Generics. Full-year net sales in the Specialty Generics segment were $896.3 million, an increase of 15.4% compared to $776.9 million in fiscal 2023.

Please refer to the more comprehensive discussions contained in our Annual Report on Form 10-K for the fiscal year ended December 27, 2024 for additional information about these highlights.
Executive Summary
We believe our executive compensation practices play a key role in driving our performance. These practices are designed to maximize shareholder value and return, and to reward performance when financial, operational and strategic performance goals that drive long-term value for our shareholders are achieved. We believe our compensation practices are designed to align the long-term interests of executive officers with those of our shareholders. By utilizing performance-based compensation as a significant portion of total compensation, actual realized compensation is accordingly expected to be higher when we overperform and lower when we underperform.
What We Do
✓
Ensure a substantial portion of compensation is at risk, tied to performance and linked to shareholder value creation

✓
Balance short- and long-term incentives aligned with performance to incentivize achievement of short- and long-term goals

✓
Establish challenging threshold performance goals and maximum performance goals that reflect stretch levels of performance

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COMPENSATION OF EXECUTIVE OFFICERS
✓
Cap individual executive annual short-term incentive cash payouts per employment agreements

✓
Allow for no overlap in performance metrics between annual and long-term incentives as they relate to our executive officers

✓
Ensure that the HRCC has the discretion to apply negative adjustments to incentive awards

✓
Maintain an executive compensation clawback policy that provides for the recovery of performance-based cash and equity incentive compensation paid to executive officers in various circumstances, including for misconduct

✓
Review annually our incentive compensation programs to ensure they do not encourage excessive risk-taking

✓
Conduct annual “say-on-pay” advisory votes

What We Don’t Do
X
Provide excessive executive perquisites

X
Reprice equity awards without shareholder approval

X
Allow hedging and pledging of Company securities

X
Provide change in control excise tax gross-ups

X
Provide any other tax gross-ups to our executive officers, with the exception of limited business-related benefits

Our Named Executive Officers
For purposes of this CD&A and executive compensation disclosures, the individuals listed below are our NEOs for fiscal 2024.
•
Sigurdur O. Olafsson, President, Chief Executive Officer and Director

•
Bryan M. Reasons, Executive Vice President and Chief Financial Officer

•
Henriette Nielsen, Executive Vice President and Chief Transformation Officer

•
Lisa French, Executive Vice President and Chief Commercial Officer

•
Mark A. Tyndall, Executive Vice President, Chief Legal Officer and Corporate Secretary

Executive Compensation Highlights
Our executive compensation program, overseen by the HRCC, helps drive our business strategy and objectives, reflects a pay-for-performance philosophy and is based on the tenets of sound judgment and discretion. Our executive compensation program is designed to:
•
Align the interests of executive officers with those of our shareholders with the objective of increasing shareholder value through the use of performance-based incentives, including equity;

•
Be competitive, but not excessive, in order to attract and retain talented executive officers who can achieve our long-term strategic goals and create shareholder value;

•
Focus on total compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation) with an explicit role for each element;

•
Reward corporate and individual performance to encourage collaboration and collective interests, and recognize key contributors;

•
Maintain a balanced mix of compensation elements, with an emphasis on performance-based compensation;

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COMPENSATION OF EXECUTIVE OFFICERS
•
Incorporate rigorous goal setting as a key activity resulting in targets that reflect challenging, yet achievable, levels of performance; and

•
Include oversight to avoid excessive compensation risk that could adversely impact the Company.

Fiscal 2024 Compensation Program
The following table summarizes the major elements of our fiscal 2024 executive compensation program and the objective of each element. They are designed to work together, as the HRCC views the executive compensation program as an integrated total compensation program. The HRCC considers the mix of variable and fixed compensation when determining base salary and short- and long-term incentives with an emphasis on variable compensation rather than fixed compensation.
Element	Key Features	Objective
Base salary	Fixed cash compensation.	Offer a stable income, with differentiation for strategic significance, individual capability and experience.
Annual incentive compensation
Performance-based cash bonus opportunity tied to achievement of Company goals.
•
Calculation for each executive officer’s cash incentive is based on performance versus pre-determined goals tied to financial performance measures.

•
Each executive officer’s individual performance can modify the amount received up to a maximum.

Focus executive officers on shareholder value objectives and drive specific behaviors that foster short- and long-term value creation.
Long-term incentive compensation
Awards of PSUs and RSUs.
•
PSUs vest based on our attainment of total realized value targets over a three-year performance period measured at the end of fiscal year 2026.

•
RSUs vest in equal installments on each of January 1, 2025, 2026 and 2027.

Awards are subject to forfeiture and recoupment upon a termination of the executive officer for Cause (as defined in the 2024 Plan) or the executive officer’s engagement in certain significant misconduct under the terms of our recoupment policy.
Align the interests of executive officers with the interests of shareholders in long-term stock price appreciation, reward executive officers for the achievement of a multi-year performance objective that reflects shareholder value creation and promote retention.
Transaction Incentive Plan	Cash bonus payments earned based on the amount of proceeds received in connection with a Qualifying Transaction (as defined below). Bonuses under the Transaction	Designed to provide an incentive to retain executive officers through and following the closing of certain strategic transactions and dispositions and to align

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COMPENSATION OF EXECUTIVE OFFICERS
Element	Key Features	Objective

Incentive Plan are generally delivered:
•
50% in connection with closing of the applicable Qualifying Transaction, and

•
50% on the earlier of (a) December 31, 2026, and (b) a Significant Asset Transaction (as defined below); provided, however, that in the event that a Qualifying Transaction closes following a Qualifying Significant Event (as defined below) or a Significant Asset Transaction, 100% of the applicable bonus payment earned with respect to such Qualifying Transaction generally will be paid in connection with closing of such Qualifying Transaction, or, if later, when such proceeds are received.

Aggregate value of bonuses payable with respect to a Qualifying Transaction may not exceed 3% of the proceeds received by or the value attributed to the Company in connection with such Qualifying Transaction.
incentivization of executive officers with the Board acting in the best interests of the Company.
Compensation Decision-Making
Compensation decisions for fiscal 2024 were principally made in February 2024 taking into account that on November 14, 2023, we had emerged from the 2023 Bankruptcy Proceedings. As a result of the 2023 Bankruptcy Proceedings, our executive officers did not hold any equity awards in the Company nor did they have any other awards tied to our long-term performance. The compensation decisions taken for 2024 reflected the importance of resetting the interests of our executive officers in our Company and aligning their interests with those of our shareholders.
Consistent with the requirements of the 2023 Bankruptcy Proceedings as set forth in the First Amended Prepackaged Joint Chapter 11 Plan of Reorganization of Mallinckrodt Plc and Its Debtor Affiliates, the Board adopted the 2024 Plan and we granted equity awards to our executive officers, including the NEOs (the “2024 Equity Grants”). Also in February 2024, the Board adopted a Transaction Incentive Plan intended to compensate our executive officers, including the NEOs, with cash bonus payments to be made in connection with the consummation of qualifying strategic transactions and dispositions (each, a “Qualifying Transaction”). The 2024 Equity Grants and the Transaction Incentive Plan were put in place to cover a three-year period, fiscal 2024 through fiscal 2026.
In addition, in February 2024, the HRCC approved the fiscal 2024 annual short-term incentive program (the “2024 STIP”), which was similar to our prior annual bonus programs, and approved salary increases for the NEOs (other than our CEO) based on the CEO’s recommendation.
Additional details regarding the 2024 Equity Grants, the Transaction Incentive Plan, 2024 STIP and base salary increases are provided below.

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COMPENSATION OF EXECUTIVE OFFICERS
Role of the HRCC
The HRCC oversees the Company’s compensation programs and policies and determines compensation of our executive officers, other than the CEO for whom the HRCC recommends compensation for full Board determination. From time to time, the HRCC retains outside advisors as it determines appropriate to assist in compensation related matters and has the sole authority to retain, compensate and terminate any such outside advisors.
Fiscal 2024 Executive Compensation Decisions
Base Salary
In February 2024, the HRCC evaluated and adjusted the base salaries of our NEOs, other than the CEO’s base salary which remained unchanged for 2024. The salary increases, as shown in the table below, was based in part upon the recommendation of our CEO and the consideration of each NEO’s level of responsibility, skillset and experience, in addition to the Company’s strategy, market data regarding base salary changes and internal pay equity among the executive committee. It is also important to note that the executive committee, including the NEOs, did not receive a salary increase in 2023.
NEO Annual Base Salaries and Adjustments During Fiscal 2024
	Initial Salary	Ending Salary	Change
Sigurdur O. Olafsson	$1,100,000	$1,100,000	—
Bryan M. Reasons	$630,000	$652,050	3.5%
Henriette Nielsen	$620,000	$641,700	3.5%
Lisa French	$580,000	$615,000	6.0%
Mark A. Tyndall	$575,000	$610,000	6.1%
2024 STIP Awards
During fiscal 2024, each NEO participated in the 2024 STIP which provided our NEOs with the opportunity to receive an incentive payment determined by multiplying their individual incentive target by the Company’s achievement against pre-determined financial performance targets and then by an individual performance modifier. The Company performance targets were designed to be achieved in a range from 0% (achievement at less than threshold) to 200% (achievement at maximum or above) of target based upon the Company’s performance, subject to an individual performance modifier that could also be applied in order to adjust bonus awards upward or downward. Annual bonuses for the NEOs are capped as set by their employment agreements: 250% of base salary for Mr. Olafsson and 150% of base salary for the other NEOs. The following illustrates the formula for the 2024 STIP:
The HRCC established award targets for each NEO, other than the CEO which was determined by the full Board, under the 2024 STIP as a percentage of their base salary, detailed in the table below.
2024 STIP Target as a % of Salary
Sigurdur O. Olafsson	135%
Bryan M. Reasons	75%
Henriette Nielsen	75%
Lisa French	75%
Mark A. Tyndall	75%

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COMPENSATION OF EXECUTIVE OFFICERS
The HRCC determined individual awards for the NEOs (other than the CEO) based on the assessment of the Company’s performance against the 2024 STIP pre-determined financial performance targets, the Company’s performance on the fiscal 2024 enterprise goals, and individual performance of the NEOs as recommended by the CEO. The Board approved Mr. Olafsson’s 2024 STIP bonus amount as recommended by the HRCC based on its assessment of the same factors.
2024 STIP Performance Measures.   For fiscal 2024, the performance measures were Adjusted EBITDA and Adjusted Operating Cash Flow (each as defined below), each equally weighted as 50%. These performance measures were set in relation to our annual budget for the enterprise as approved by the Board. The HRCC believes these measures are key indicators of the current and future strength of our business and key drivers of longer term value creation.
“Adjusted EBITDA” means earnings for the fiscal year before interest, income taxes, depreciation and amortization (adjusted for non-GAAP items as defined in the disclaimers “Non-GAAP Financial Measures” consistent with our regular Exchange Act filings), adjusted to exclude the following items: share-based compensation (settled in either stock or cash); executive or Board compensation changes that were not planned in the budget; unexpected impacts of bankruptcies and related fresh-start accounting; impacts of acquisitions, divestitures and business exits not planned in the budget; if significant unbudgeted foreign exchange (gain)/loss occurs in SG&A; and any unusual or nonrecurring items approved by the HRCC or the Board.
“Adjusted Operating Cash Flow” means net cash from operating activities and excludes the following items: interest payments on debt; payments related to the Company’s emergence from bankruptcy (examples would include opioid defense costs, legal and advisory fees, trust administration costs, etc.); unexpected impacts of bankruptcies and related fresh-start accounting; executive or Board compensation changes that were not planned in the budget; opioid and Department of Justice and Centers for Medicare & Medicaid Services settlements; impacts of acquisitions, divestitures and business exits not planned in the budget; and any unusual or nonrecurring items approved by the HRCC or the Board.
The weighted average funding for the 2024 STIP was designed to range from 0% to 200% of target based upon our performance against the two measures. The following chart summarizes the 2024 STIP design with respect to the Company performance measures, including the relative weighting, performance targets, actual results and weighted average funding for our NEOs.
2024 STIP Performance Measures
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2024 Results	Weighted Average Funding
Adjusted EBITDA(1)	50%	$468	$551	$633	$643	100%
Adjusted Operating Cash Flow(1)	50%	$363	$427	$491	$494	100%
						200%

(1)
In millions. Adjusted EBITDA and Adjusted Operating Cash Flow are non-GAAP financial measures that are used for compensation purposes.

Enterprise Goals.   In addition to performance against financial measures, the HRCC also considers Company performance that supported the accomplishment of pre-determined enterprise goals approved by the Board and has the ability to adjust the overall size of the STIP awards, both negatively and positively. This allows the HRCC to decrease or increase the size of the awards if, in the HRCC’s discretion, such amounts do not appropriately reflect performance.

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COMPENSATION OF EXECUTIVE OFFICERS
The enterprise goals considered for fiscal 2024 are listed below:
Fiscal 2024 Enterprise Goals
Operational Execution
•
Deliver clear messaging of our strategy

•
Achieve or exceed Specialty Brands and Specialty Generics operational performance targets

•
Ensure we meet or exceed quality metrics, continuity of supply and successful introduction of new products

Portfolio Management
•
Strategically reassess our assets and take appropriate action to ensure their optimal utilization

•
Execute against key capital expenditure projects

•
Prioritize development activities that align with our capabilities and provide long-term value

•
Optimize current portfolio of products by bringing both Acthar SelfJect and INOMax EVOLVE DS to market

People & Culture
•
Strengthen our integrity culture and continue to meet our Corporate Integrity Agreement and Operating Injunction requirements

•
Shape our culture by actively engaging, developing and enabling all our employees, while continuing to attract new talent

•
Continue our Sustainability program

2024 STIP Achievement and Payout.   Following the conclusion of fiscal 2024, the HRCC determined the level of achievement and amounts of payouts to which our NEOs were entitled under the STIP. The HRCC assessed the Company’s performance against the 2024 STIP performance targets and the 2024 enterprise goals. Although the Company’s performance on the financial metrics under the STIP resulted in a 200% multiplier, the HRCC determined to reduce the multiplier to 192% based on the HRCC’s evaluation of the Company’s performance relative to its 2024 enterprise goals. With respect to individual NEO performance, the Board and the HRCC individually, with input from our CEO on the performance of the other NEOs, considered that each of the NEOs contributed to the achievement of the 2024 STIP financial targets and the 2024 enterprise goals. Therefore, the Board and HRCC did not utilize the individual performance modifier as a means to increase or decrease any individual NEO’s 2024 STIP payout and applied a 100% individual performance modifier to each of the NEOs payout calculation.
The following chart shows the HRCC-approved financial multiplier, individual performance modifier, and final 2024 STIP payout for our NEOs. For our CEO, the approved financial multiplier would have resulted in a bonus payout above the maximum annual bonus allowed under the CEO’s employment agreement. Therefore, the Board approved the maximum bonus payout allowable under the CEO’s employment agreement.
Fiscal 2024 STIP Payout
	Target Performance Financial Multiplier				Individual Performance Modifier
	Target Bonus Opportunity	x	Multiplier	=	Preliminary Payout	X	Individual Performance Modifier	=	Final 2024 STIP Payout
Sigurdur O. Olafsson(1)	$1,485,000		192%		$2,851,200		100%		$2,750,000
Bryan M. Reasons	$489,038		192%		$938,952		100%		$938,952
Henriette Nielsen	$481,275		192%		$924,048		100%		$924,048
Lisa French	$461,250		192%		$885,600		100%		$885,600
Mark A. Tyndall	$457,500		192%		$878,400		100%		$878,400

(1)
Mr. Olafsson’s maximum annual short-term incentive bonus per his employment agreement is $2,750,000, which is 250% of his base salary.

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COMPENSATION OF EXECUTIVE OFFICERS
2024 Equity Grants
The 2024 Equity Grants were comprised of two-thirds PSUs (the “2024 PSUs”) and one-third RSUs (the “2024 RSUs”). The table below sets forth the 2024 Equity Grants to our NEOs.
Name	Aggregate Equity Grant (#)	Number of 2024 PSUs (#)	Number of 2024 RSUs (#)
Sigurdur O. Olafsson	246,205	164,137	82,068
Bryan M. Reasons	61,552	41,035	20,517
Henriette Nielsen	49,241	32,828	16,413
Lisa French	49,241	32,828	16,413
Mark A. Tyndall	49,241	32,828	16,413
PSUs.   PSUs create incentives for executive officers to achieve long-term performance goals aligned with our multi-year business strategies. PSUs represent unissued ordinary shares; we do not issue ordinary shares until the applicable performance-based vesting requirements are satisfied.
At the time of initial grant, the Board provided that 50% of the 2024 PSUs would vest based on our attainment of aggregate Adjusted Operating Cash Flow targets for the three-year period of fiscal 2024 through fiscal 2026 (the “Performance Cycle”) and 50% of the 2024 PSUs would vest based on our attainment of realized value targets measured at the end of the Performance Cycle. On August 4, 2024, the Board approved amendments to the 2024 PSUs to provide that 100% of the 2024 PSUs would vest based on our attainment of realized value targets measured at the end of the Performance Cycle. The Board determined to remove the aggregate Adjusted Operating Cash Flow targets, including because of concerns that it would be difficult to appropriately adjust and measure those targets to reflect strategic transactions that may occur. In making this decision, the Board also considered, among other things, that the realized value targets reflected shareholder value creation and that the valuation of Mallinckrodt would already take the amount of our cash flow into account.
Pursuant to the terms of the PSU award agreements for the 2024 PSUs, as amended (the “PSU Award Agreements”), realized value will be determined based on an independent valuation of the Company as of the end of the Performance Cycle plus the after-tax proceeds of any assets sold. Upon consummation of a Change in Control, as defined in the PSU Award Agreements, the Performance Cycle will cease and the date of the consummation of such Change in Control will be the last day of the Performance Cycle. Further, upon a Qualifying Significant Event that is not also a Change in Control, the 2024 PSUs will convert into time-vested awards that will fully vest on the last day of the Performance Cycle.
RSUs.   RSUs align the interests of executive officers and shareholders and promote retention of key talent over the vesting period. RSUs represent unissued ordinary shares; we do not issue ordinary shares until the applicable vesting requirements are satisfied. When the vesting requirements are satisfied, the executive officer receives ordinary shares. RSUs granted to the NEOs during fiscal 2024 vest one-third annually beginning on the first anniversary of January 1, 2024.
The RSU award agreements and PSU award agreements provide our NEOs with accelerated vesting upon certain qualifying terminations and upon a Change in Control. We believe these provisions provide equitable treatment for our executive officers and align their interests with our shareholders.
Transaction Incentive Plan
On February 2, 2024, the Board adopted the Transaction Incentive Plan. As subsequently amended, the Transaction Incentive Plan is intended to compensate our executive officers, including our NEOs, with cash bonus payments to be made in connection with the consummation of Qualifying Transactions. The Transaction Incentive Plan is effective as of January 1, 2024, and will remain in effect until the earlier of January 1, 2027 and the occurrence of a “Qualifying Significant Event,” which is defined as the consummation of a reorganization, merger, takeover, scheme of arrangement or consolidation or sale, or similar transaction that meets certain criteria specified in the Transaction Incentive Plan.

30   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
The aggregate value of the bonuses payable under the Transaction Incentive Plan varies based on both (i) the amount of proceeds received by, or the value attributed to, us in connection with the applicable Qualifying Transaction and (ii) when such Qualifying Transaction signs or closes, and are expressed as a percentage of the proceeds received by or the value attributed to us in connection with such Qualifying Transaction, provided that in no instance will the aggregate value of bonuses payable to executive officers with respect to a Qualifying Transaction exceed 3%.
Each bonus payment earned under the Transaction Incentive Plan will be generally delivered 50% in connection with closing of the applicable Qualifying Transaction and 50% on the earlier of (a) December 31, 2026 or a Qualifying Significant Event and (b) certain sales, dispositions or similar transactions (a “Significant Asset Transaction”) that meet criteria specified in the Transaction Incentive Plan (“Final Payment Date”); provided, however, that in the event that a Qualifying Transaction closes following a Qualifying Significant Event or a Significant Asset Transaction, 100% of the applicable bonus payment earned with respect to such Qualifying Transaction generally will be paid in connection with closing of such Qualifying Transaction or, if later, when such proceeds are received. The service period required for the Transaction Incentive Plan is January 1, 2024 through the Final Payment Date, subject to certain exceptions.
In accordance with the Transaction Incentive Plan, the Company made payments to the NEOs subsequent to the closing of the Therakos divestiture. Similarly, the Company expects to make additional payments to NEOs by the Final Payment Date. The amounts paid to the NEOs and the additional expected payments are summarized in the table below.
Transaction Incentive Plan Bonus Payments
	Bonus Payment in Connection with Closing of Therakos Divestiture	Estimated Bonus Payment at Final Payment Date(1)
Sigurdur O. Olafsson	$4,316,923	$4,316,923
Bryan M. Reasons	$1,019,745	$1,019,745
Henriette Nielsen	$815,796	$815,796
Lisa French	$815,796	$815,796
Mark A. Tyndall	$815,796	$815,796

(1)
Subject to adjustment to reflect any post-closing adjustments under the applicable transaction agreement; does not include prime interest rate to be applied to the payment amounts.

Other Benefits
We provide our NEOs with the same benefits that are provided to all employees, including defined contribution retirement benefits and health and welfare benefits. Our executive officers are provided with certain additional benefits, intended to be competitive with the practices at similar companies.
Retirement Benefits.   The NEOs are eligible to participate in our Retirement Savings and Investment Plan (the “Retirement Savings Plan”), which is our 401(k) plan available to all eligible U.S. employees, and our Supplemental Savings and Retirement Plan (the “Supplemental Savings Plan”), our non-qualified deferred compensation plan in which executive officers and other senior employees may participate. The Supplemental Savings Plan is a so-called “excess” plan that extends the 401(k) benefits beyond the Internal Revenue Code (the “Code”) limitations.
Retirement Savings Plan.   Under the Retirement Savings Plan, we make an automatic contribution of 3% of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match $0.50 for every dollar employees contribute, up to the first 8% of eligible pay up to the applicable U.S. Internal Revenue Service (“IRS”) limits ($345,000 for 2024).
Participants are fully vested in Company contributions (including earnings on such contributions) upon the earlier of completion of two years of service or attainment of age 55.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   31

COMPENSATION OF EXECUTIVE OFFICERS
Supplemental Savings Plan.   Under the Supplemental Savings Plan, participants are eligible to receive Company credits of 6% on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($345,000 for 2024).
Participants are fully vested in Company credits (including earnings on such credits) upon completion of two years of service. The Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Section 409A of the Code. Amounts credited to the Supplemental Savings Plan as Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.
Health and Welfare Benefits.   The health and welfare benefits we provide to the NEOs are offered to all eligible U.S.-based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, business travel accident, personal and family accident, flexible spending accounts, short- and long-term disability coverage and an employee assistance program.
Additional Benefits.   We maintain an executive physical examination program and an executive financial and tax planning program for executive officers. These programs are intended to encourage executive officers to proactively manage their health and complex financial/tax situations, thereby enabling them to focus on the business. The benefits are periodically assessed and intended to be competitive for our industry. In addition, when we request a spouse or partner to attend a business meeting, such as our annual national sales recognition program for top performers, we reimburse executive officers for expenses related to this travel and for the income taxes associated with these travel expenses.
Employment Agreements.   For detailed information on the severance benefits provided under the employment agreements of our NEOs, see the section entitled “— Potential Payments Upon Termination or Change in Control.”
Prohibition on Hedging and Pledging
Our Insider Trading Policy prohibits directors, officers and employees from entering into or trading in puts, calls, cashless collars, options or similar rights and obligations or any other hedging activity involving our securities, other than the exercise of a Company-issued stock option.
Our policy also prohibits directors, officers and employees from purchasing our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan. However, an exception may be granted by our Chief Legal Officer if the individual clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.
Executive Financial Recoupment Program (“Clawback”)
Since the Company’s separation from Covidien plc in 2013, the Corporate Governance Guidelines have mandated that the Company have a Board-approved policy for recoupment of incentive compensation. This policy was originally implemented by the Board in 2014 and was most recently amended in 2022 in connection with the Company’s corporate integrity agreement entered into with the Office of Inspector General of the U.S. Department of Health and Human Services. Mallinckrodt’s policy states that in the event of an accounting restatement resulting from material non-compliance with financial reporting requirements under applicable law, the Board or, if so designated by the Board, the HRCC, is authorized to recover any incentive compensation that was overpaid taking into account such factors as the Board or the HRCC deems appropriate. In addition, Mallinckrodt’s policy states that in the event of certain events of significant misconduct, including a violation of law or regulation or a significant violation of a Company policy, to the extent permitted by law, the Company must seek to recoup cash awards and all or a portion of the cash awards or the realized value of equity awards for the three-year period prior to the recoupment determination.

32   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
Under Mallinckrodt’s policy, the Company agreed to disclose annually whether, at any time during the last completed fiscal year, the Board required recoupment or forfeiture of any incentive compensation received by certain employees, including NEOs, (1) if required by law, and (2) if not required by law, so long as the disclosure (a) would not violate any individual’s privacy rights, (b) is not likely to result in or exacerbate any existing or threatened employee, shareholder or other litigation, arbitration, investigation or proceeding against the Company and (c) is not otherwise prohibited. Subject to the exceptions described in the previous sentence, if any such recoupment or forfeiture under the policy occurred, we are required to disclose the general circumstances of the recoupment and/or forfeiture, and if no such recoupment or forfeiture occurred during the last completed fiscal year, we are required to disclose that no such event occurred.
In 2024, there was no recoupment or forfeiture applied to the incentive compensation of any executive officer of the Company.
2024 Say-on-Pay Vote
We consider the views of our shareholders in designing our executive compensation program and value feedback on our compensation practices. At our 2024 Annual General Meeting of Shareholders, approximately 96% of the votes cast on our annual advisory vote on the compensation of our NEOs were in favor of this proposal. We believe that the level of support received for this proposal affirms our approach to executive compensation.
Compensation Committee Interlocks and Insider Participation
The directors who served on the HRCC during fiscal 2024 were Mr. Hussain (Chair), Ms. Dorton and Mr. Zinman. During the 2024 fiscal year, there were no members of the HRCC who were officers or employees of the Company or any of its subsidiaries, were formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.
Human Resources and Compensation Committee Report on Executive Compensation
The HRCC is responsible for the oversight of our compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the HRCC has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
Based on the review and discussions referred to above, the HRCC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Mallinckrodt’s Proxy Statement for the 2025 Annual General Meeting of Shareholders, which will be filed with the SEC and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024 (including through incorporation by reference to this Proxy Statement).
Human Resources and Compensation Committee
Abbas Hussain, Chairman
Katina Dorton
Jon Zinman

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   33

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The information presented in the Summary Compensation Table reflects compensation for our NEOs for fiscal 2024, 2023 and 2022.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Sigurdur O. Olafsson President and Chief Executive Officer	2024	1,100,000	6,712,720	11,864,619	7,066,923	506,930	27,251,192
	2023	1,100,000	—	10,000,012	2,750,000	239,744	14,089,756
	2022	571,154	—	4,580,263	1,225,982	54,342	6,431,741
Bryan M. Reasons Executive Vice President & Chief Financial Officer	2024	646,962	—	2,966,191	1,958,697	194,759	5,766,609
	2023	630,000	945,000	2,500,016	2,613,563	152,185	6,840,764
	2022	611,308	150,000	2,290,137	651,105	114,449	3,816,999
Henriette Nielsen Executive Vice President & Chief Transformation Officer	2024	636,693	—	2,372,923	1,739,844	275,400	5,024,860
	2023	620,000	930,000	2,200,017	2,365,125	168,841	6,283,983
	2022	233,692	—	1,526,757	276,240	29,304	2,065,993
Lisa French Executive Vice President and Chief Commercial Officer	2024	606,923	—	2,372,923	1,701,396	179,509	4,860,752
	2023	580,000	870,000	2,000,015	2,166,375	125,633	5,742,022
	2022	145,000	—	1,526,757	172,913	4,350	1,849,021
Mark A. Tyndall Executive Vice President and Chief Legal Officer & Corporate Secretary	2024	601,923	—	2,372,923	1,694,196	163,570	4,832,613
	2023	575,000	862,500	1,700,015	1,922,906	125,524	5,185,946
	2022	488,871	300,000	1,526,757	743,090	87,452	3,146,170

(1)
The amount reported in 2024 for Mr. Olafsson includes: a one-time cash payment in the amount of $123,750 related to a one month extension of Mr. Olafsson’s employment under his employment agreement (as subsequently amended and restated, the “Prior CEO Agreement”) entered into on June 16, 2022, while the terms of a new employment agreement (the “2024 CEO Agreement”) we entered into with Mr. Olafsson in connection with our emergence from the 2023 Bankruptcy Proceedings were being negotiated; and a sign-on bonus of $6,588,970 in connection with the 2024 CEO Agreement in which the amount is consistent with the severance payment Mr. Olafsson would have received under the Prior CEO Agreement if he did not continue his employment. Notably, Mr. Olafsson declined to participate in the Company’s 2023 Key Employee Retention Program (“2023 KERP”) and 2023 Key Employee Incentive Program (“2023 KEIP”) approved by the previous Board in June 2023.The amounts reported in 2023 for Mr. Reasons, Ms. Nielsen, Ms. French, and Mr. Tyndall represent a cash retention award earned and paid in 2023 pursuant to the 2023 KERP contingent upon remaining continuously employed with the Company through June 14, 2024, or, if earlier, the date the Company emerged from the 2023 Bankruptcy Proceedings. The amount reported in 2022 for Mr. Reasons represents a cash retention award earned in 2022 contingent upon remaining continuously employed with the Company through the 90-day anniversary of our emergence from the Chapter 11 proceedings under chapter 11 of title 11 of the United States Code and Irish examinership proceedings on June 16, 2022 (the “2020 Bankruptcy Proceedings”). The amount reported in 2022 for Mr. Tyndall represents a cash retention award earned and paid in 2022 contingent upon remaining continuously employed with the Company through May 15, 2022 or, if applicable, the date the Company emerged from the 2020 Bankruptcy Proceedings.

(2)
The amounts reported represent the aggregate grant date fair value, computed in accordance with ASC 718, of 2024 RSUs and 2024 PSUs awards granted during fiscal 2024 to our NEOs. The Company determined that there was a material accounting modification in connection with the amendment and restatement of the PSU award agreements in August 2024 as further described in the section entitled “— Fiscal 2024 Executive Compensation Decisions — 2024 Equity Grants.” However, such modification did not result in any incremental fair value attributable to such awards. For PSUs, the values shown reflect the grant date fair value based on the probable outcome of the performance conditions, which for fiscal 2024 was the highest potential level of achievement. If the highest level of achievement of the performance conditions were assumed for fiscal 2023 and fiscal 2022, the value of the PSUs at the grant date for the NEOs for those years, respectively, would be $10,000,017 and $4,884,863 for Mr. Olafsson, $2,500,031 and $2,442,442 for Mr. Reasons, $2,200,026 and $1,628,288 for Ms. Nielsen, $2,000,022 and $1,628,288 for Ms. French, and $1,700,017 and $1,628,288 for Mr. Tyndall.

34   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
Further information regarding the equity awards granted in fiscal 2024 are included in the sections entitled “— Fiscal 2024 Grants of Plan-Based Awards Table” and “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Outstanding Equity Awards at Fiscal Year-End.” Amounts reported in 2024 do not correspond to the actual value that may be recognized by the NEOs, which may be higher or lower based on a number of factors, including our performance and applicable vesting. For additional information relating to assumptions made in the valuation for fiscal 2024 awards reflected in this column, see Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2024.
(3)
The impact of the 2023 Bankruptcy Proceedings on equity compensation is not reflected in the Summary Compensation Table. In connection with our emergence from the 2023 Bankruptcy Proceedings on November 14, 2023, each existing equity interest in Mallinckrodt as of November 14, 2023, including our ordinary shares and existing equity-based awards, was cancelled and extinguished. Accordingly, our NEOs did not receive the values related to their equity interests in Mallinckrodt reported in the Summary Compensation Table for years 2023 and 2022.

(4)
The amounts reported in 2024 for each NEO include a cash award pursuant to the Transaction Incentive Plan as a result of the sale of the Therakos business and incentive cash awards paid to the NEOs under our 2024 STIP. Respectively, the amounts for each NEO are $4,316,923 and $2,750,000 for Mr. Olafsson, $1,019,745 and $938,952 for Mr. Reasons, $815,796 and $924,048 for Ms. Nielsen, $815,796 and $885,600 for Ms. French, and $815,796 and $878,400 for Mr. Tyndall. For information regarding the Transaction Incentive Plan and the calculation of the 2024 STIP awards, see the section entitled “— Fiscal 2024 Executive Compensation Decisions — 2024 STIP Awards.”

(5)
The amounts reported represent the aggregate dollar amount for each NEO for employer contributions to the Retirement Savings Plan, employer credits to the Supplemental Savings Plan, financial planning services, legal fee reimbursement related to the Mr. Olafsson’s 2024 CEO Agreement, executive physicals, long-term disability insurance payments, gross ups regarding certain business-related travel and subscription for data scrub services. The table below provides further detail on the amounts included in the All Other Compensation column of the Summary Compensation Table for fiscal 2024.

Name	Contributions to Retirement Savings Plan ($)	Credits to Supplemental Savings Plan ($)	Other ($)(a)(b)	Total ($)
Sigurdur O. Olafsson	21,850	386,816	98,265	506,930
Bryan M. Reasons	21,850	162,148	10,762	194,759
Henriette Nielsen	21,850	141,419	112,131	275,400
Lisa French	21,850	133,333	24,326	179,509
Mark A. Tyndall	21,850	125,316	16,404	163,570

(a)
With respect to Mr. Olafsson, includes legal fee reimbursement related to the 2024 CEO Agreement in the amount of $88,205. Includes amounts related to long-term disability insurance payments in the following amounts: $9,060 for Mr. Olafsson, $8,612 for Mr. Reasons, $9,245 for Ms. Nielsen, $9,060 for Ms. French, and $5,740 for Mr. Tyndall. For Mr. Reasons, Ms. Nielsen, and Mr. Tyndall, includes $1,150, $2,490, and $3,080, respectively, for financial planning services. Also includes amounts of $4,542 for Ms. Nielsen and $6,584 for Mr. Tyndall related to executive physicals.

(b)
For Ms. Nielsen, includes $94,854 in grossed up payments related to temporary lodging at hotels and travel expenses. For Ms. French, includes $14,266 grossed up for expenses incurred by Ms. French and her spouse for their requested attendance of an annual national sales recognition program.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   35

COMPENSATION OF EXECUTIVE OFFICERS
Fiscal 2024 Grants of Plan-Based Awards Table
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sigurdur O. Olafsson
STIP	2/28/2024	742,500	1,485,000	2,970,000(5)
PSUs	2/2/2024					82,069	164,137		7,909,762
RSUs	2/2/2024							82,068	3,954,857
Bryan M. Reasons
STIP	2/28/2024	244,519	489,038	978,075
PSUs	2/2/2024					20,518	41,035		1,977,477
RSUs	2/2/2024							20,517	988,714
Henriette Nielsen
STIP	2/28/2024	240,638	481,275	962,550
PSUs	2/2/2024					16,414	32,828		1,581,981
RSUs	2/2/2024							16,413	790,942
Lisa French
STIP	2/28/2024	230,625	461,250	922,500
PSUs	2/2/2024					16,414	32,828		1,581,981
RSUs	2/2/2024							16,413	790,942
Mark A. Tyndall
STIP	2/28/2024	228,750	457,500	915,000
PSUs	2/2/2024					16,414	32,828		1,581,981
RSUs	2/2/2024							16,413	790,942
(1)
The amounts reported reflect threshold, target and maximum award amounts for fiscal 2024 that were set in fiscal 2024 under the STIP. The actual amounts earned by each NEO pursuant to such awards are reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. On February 2, 2024, our Board adopted the Transaction Incentive Plan and designated each of our NEOs as a participant in the Transaction Incentive Plan. Estimated payouts for the Transaction Incentive Plan are not determinable because such payouts are based on proceeds received by or the value attributed to us in connection with a Qualifying Transaction and we have not included awards under the Transaction Incentive Plan in this table. The actual amounts earned by each NEO pursuant to the Transaction Incentive Plan are reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For additional information regarding the Transaction Incentive Plan, see the section entitled “— Fiscal 2024 Executive Compensation Decisions — Transaction Incentive Plan.”

(2)
The amounts reported reflect target and maximum award amounts for PSUs granted to our NEOs during fiscal 2024. PSU vesting is based on a linear interpolation between threshold (0%) and target (50%), and target (50%) and maximum (100%) performance levels. The actual amounts are contingent upon the satisfaction of performance-based vesting requirements of realized value over the Performance Cycle.

(3)
Grants of RSUs scheduled to vest in equal installments on each of January 1, 2025, 2026 and 2027.

(4)
The amounts reported represent the aggregate grant date fair value, computed in accordance with ASC 718, of PSUs and RSUs issued to each of our NEOs during fiscal 2024. For PSUs, the values shown reflect the grant date value based on the probable outcome of the performance conditions.

(5)
The amount reported represents the maximum award amount payable to Mr. Olafsson pursuant to the STIP and does not reflect that the 2024 CEO Agreement caps Mr. Olafsson’s short-term incentive bonus at 250% of his base salary, or $2,750,000.

36   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Employment Agreement with Mr. Olafsson.   On February 2, 2024, we entered into the 2024 CEO Agreement, which superseded the Prior CEO Agreement.
Pursuant to the 2024 CEO Agreement, Mr. Olafsson receives an annual base salary of $1,100,000. Mr. Olafsson is also eligible to receive a performance-based annual bonus with a target amount of 135% of base salary and a maximum amount of 250% of base salary. The 2024 CEO Agreement provides that Mr. Olafsson be granted a one-time equity award, as described above under the section entitled “— Fiscal 2024 Executive Compensation Decisions — 2024 Equity Grants,” and contemplates that Mr. Olafsson will not receive any additional equity awards for fiscal years 2024, 2025 and 2026. The 2024 CEO Agreement also provides that Mr. Olafsson will be a participant in the Transaction Incentive Plan, as described above under the section entitled “— Fiscal 2024 Executive Compensation Decisions — Transaction Incentive Plan.”
The 2024 CEO Agreement provides that Mr. Olafsson can exercise his right to terminate for Good Reason (as defined below) if, in the long-term incentive plans established by the Board for fiscal years 2027 and beyond, Mr. Olafsson does not receive incentive compensation with a target value of at least $7,000,000 per year, subject to the vesting, performance and other terms and conditions established by the Board at the time, or if he receives less than 35% of the management pool established for long-term incentives.
Mr. Olafsson received a sign-on bonus in an amount of $6,588,970, which is consistent with the severance payment that Mr. Olafsson would have received under his Prior CEO Agreement if he were not continuing his employment. Mr. Olafsson also previously declined to participate in the Company’s 2023 KERP and 2023 KEIP approved by the Board in June 2023.
The 2024 CEO Agreement provides that Mr. Olafsson’s receipt of severance compensation and benefits is subject to Mr. Olafsson’s execution and non-revocation of a general release of claims against us and his continued compliance with certain restrictive covenants.
For information on such restrictive covenants, termination benefits under the 2024 CEO Agreement and treatment of Mr. Olafsson’s incentive awards on a qualifying termination, see the section entitled “— Potential Payments Upon Termination or Change in Control.”
Employment Agreements with Other NEOs.   On February 2, 2024, we entered into amended and restated employment agreements with each of our NEOs (other than Mr. Olafsson) (the “2024 NEO Agreements”), which superseded the employment agreements we entered into with such NEOs upon our emergence from the 2020 Bankruptcy Proceedings on June 16, 2022.
Pursuant to the 2024 NEO Agreements, Mr. Reasons, Ms. Nielsen, Ms. French and Mr. Tyndall received annual base salaries of $630,000, $620,000, $580,000 and $575,000, respectively. Each such NEO is also eligible to receive a performance-based annual bonus with a target amount of 75% of base salary and a maximum amount of 150% of base salary. In addition, the 2024 NEO Agreements provide that the NEOs (other than Mr. Olafsson) be granted a one-time equity award, as described above under the section entitled “— Fiscal 2024 Executive Compensation Decisions — 2024 Equity Grants,” and that such NEOs will not receive any additional equity awards for fiscal years 2024, 2025 and 2026. The 2024 NEO Agreements also provide that the NEOs (other than Mr. Olafsson) will be participants in the Transaction Incentive Plan, as described above under the section entitled “— Fiscal 2024 Executive Compensation Decisions — Transaction Incentive Plan.”
The 2024 NEO Agreements provides that each NEO’s (other than Mr. Olafsson) receipt of severance compensation and benefits is subject to such NEO’s execution and non-revocation of a general release of claims against us and his or her continued compliance with certain restrictive covenants.
For information on such restrictive covenants, termination benefits under the 2024 NEO Agreements and treatment of NEO incentive awards (other than Mr. Olafsson) on a qualifying termination, see the section entitled “— Potential Payments Upon Termination or Change in Control.”

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   37

COMPENSATION OF EXECUTIVE OFFICERS
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding unvested RSU and PSU awards held by each NEO and the corresponding fair value as of December 27, 2024. For a more complete understanding of the table, please read the footnotes that follow the table.
OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Sigurdur O. Olafsson	82,068	5,970,447	82,069	5,970,520
Bryan M. Reasons	20,517	1,492,612	20,518	1,492,685
Henriette Nielsen	16,413	1,194,046	16,414	1,194,119
Lisa French	16,413	1,194,046	16,414	1,194,119
Mark A. Tyndall	16,413	1,194,046	16,414	1,194,119

(1)
Represents RSUs granted on February 2, 2024, which vest in equal installments on each of January 1, 2025, 2026 and 2027.

(2)
Represents PSUs granted on February 2, 2024, which cover the Performance Cycle. Payments are determined based on linear interpolation between threshold (0%) and target (50%), and target (50%) and maximum (100%) performance levels. In accordance with SEC rules, the amounts reported in this column are based on target outcome. For additional information regarding the 2024 PSUs, see the section entitled “— Fiscal 2024 Executive Compensation Decisions — 2024 Equity Grants.”

(3)
In accordance with SEC rules, payout value is based on the fair value of our ordinary shares at December 27, 2024 multiplied by the number of RSUs and PSUs.

Option Exercises and Stock Vested
The NEOs had no option exercises or stock vested during the year ended December 27, 2024.

38   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
Non-Qualified Deferred Compensation
The following table provides information with respect to non-qualified deferred compensation for fiscal 2024 for each NEO. For more information regarding information contained in the table and the material terms of our non-qualified deferred compensation plan, please read the CD&A and the footnotes that follow the table.
FISCAL 2024 NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Sigurdur O. Olafsson	—	386,816	24,047	—	630,600
Bryan M. Reasons	—	162,148	115,588	—	970,078
Henriette Nielsen	—	141,419	9,350	—	252,111
Lisa French	—	133,333	9,442	—	229,463
Mark A. Tyndall	—	125,316	69,540	—	527,771

(1)
The amounts reported include amounts that we credited to the Supplemental Savings Plan on behalf of the NEOs during fiscal 2024. These amounts are included in the amounts set forth in the All Other Compensation column of the Summary Compensation Table for fiscal 2024.

(2)
The amounts reported include earnings credited to the NEO’s account in the Supplemental Savings Plan. Earnings on amounts credited to the Supplemental Savings Plan are determined by investment selections made by each NEO in investment alternatives that generally mirror investment choices offered under the Retirement Savings Plan.

(3)
The amounts reported for each NEO include the NEO’s total balance in the Supplemental Savings Plan as of December 27, 2024.

Potential Payments Upon Termination or Change in Control
Employment Agreements.   The following description of severance provisions of 2024 NEO Agreements (which are further described above under the section entitled “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements”) describes the terms as in effect on December 27, 2024. The following description does not apply to Mr. Olafsson’s termination benefits, which are further described under the heading “Mr. Olafsson’s Severance” below.
For the NEOs (other than Mr. Olafsson) employed by the Company as of December 27, 2024, severance benefits are payable pursuant to the 2024 NEO Agreements.
Under the 2024 NEO Agreements, in the event that the NEO’s employment is terminated by us without Cause or by the NEO with Good Reason (each as defined below), the NEO is entitled to the following severance compensation and benefits: (a) an amount equal to 1.5x the sum of his or her annual base salary and target annual bonus payable in installments; (b) a lump sum payment of a prorated target annual bonus with respect to the year in which the termination occurs; (c) a lump sum payment equal to 12 months of COBRA premiums that would have been payable by the NEO if he or she had elected to continue coverage under our health and welfare plans; and (d) our coverage of the cost of outplacement services for up to 12 months.
In the event that the NEO’s employment is terminated by us without Cause or by the NEO with Good Reason during the period beginning 120 days prior to and ending 12 months after a Change in Control (as defined in the agreement), the NEO will receive the foregoing severance benefits with the following enhancements: cash severance will be paid in lump sum on the first payroll date following the effective date of the release or the Change in Control, if later, and all of the NEO’s unvested and outstanding RSUs, PSUs and other equity-based awards will immediately vest as of the effective date of the release or the Change in Control, if later.
The terms of the 2024 NEO Agreements provide for certain benefits upon the NEO’s termination of employment due to death, disability or retirement. For this purpose, normal retirement occurs where an

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   39

COMPENSATION OF EXECUTIVE OFFICERS
NEO terminates employment after attaining age 60 and the sum of the NEO’s age and years of service equals at least 70 and early retirement occurs where an NEO terminates employment after attaining age 55, the sum of the NEO’s age and years of service equals at least 60 and the NEO has completed at least five years of service to us. NEOs are eligible to receive a prorated target bonus upon a termination of employment as a result of the NEO’s death or disability and, except upon termination of the NEO’s employment by us for Cause, any unpaid annual bonus earned in a prior calendar year, based on the actual level of achievement of the applicable targets or performance as determined by the HRCC or the Board at the end of such calendar year.
For purposes of the 2024 NEO Agreements, “Cause” means, as more fully described in the agreement, (i) substantial failure or refusal of the NEO to perform the duties and responsibilities of the NEO’s job as required by us other than due to disability; (ii) a material violation of any fiduciary duty or duty of loyalty owed to us; (iii) conviction of misdemeanor (other than a traffic offense) or felony; (iv) any acts of fraud, embezzlement or theft against us; (v) violation of a material rule or policy; (vi) unauthorized disclosure of any of our trade secrets or confidential information or (vii) other egregious conduct that has or could have a serious and detrimental impact on us or our employees.
For purposes of the 2024 NEO Agreements, “Good Reason” means, as more fully described in the agreement, a retirement or termination of employment by the NEO that is not initiated by us and that is caused by any one or more of the following events, in each case, without the NEO’s written consent: (i) we require the NEO to relocate to a principal place of employment more than fifty miles from the NEO’s existing place of employment, which materially increases the NEO’s commuting time; (ii) we materially reduce the NEO’s base salary or target annual bonus opportunity, other than a reduction of less than 10% that is made at the same time to the base salary or target annual bonus opportunity, as applicable, of all similarly situated employees; or (iii) a requirement that the NEO report to any other person, position or entity other than the CEO. Additionally, “Good Reason” will only exist if the NEO provides written notice stating the Good Reason event, we do not cure such event, and the NEO terminates employment within a certain period of time after the end of the cure period.
All of the foregoing severance compensation and benefits are subject to the NEO’s execution and non-revocation of a general release of claims against us and his or her continued compliance with the restrictive covenants described below.
The 2024 NEO Agreements provide that the NEOs will be restricted from soliciting our employees and business partners during the 12-month period following termination of employment for any reason (the “Executive Restricted Period”). Under the 2024 NEO Agreements also provide that the NEOs will be restricted from competing with us during the Executive Restricted Period; provided that the Executive Restricted Period will be reduced to six months for terminations that occur after June 30, 2025 and shall not apply following termination of employment by us without Cause or by the NEO with Good Reason.
Mr. Olafsson’s Severance.   Under the 2024 CEO Agreement, in the event that Mr. Olafsson’s employment is terminated by us without Cause or by Mr. Olafsson with Good Reason (each as defined below), Mr. Olafsson will be entitled to the following severance compensation and benefits: (a) an amount equal to 2x the sum of his annual base salary and target annual bonus payable in installments; (b) a lump sum payment of a prorated target annual bonus with respect to the year in which the termination occurs; (c) our payment of COBRA premiums for 18 months or until he becomes eligible for comparable benefits through a new employment; and (d) our coverage of the cost of outplacement services for up to 12 months.
In the event that Mr. Olafsson’s employment is terminated by us without Cause or by Mr. Olafsson with Good Reason during the period beginning 120 days prior to and ending 24 months after a Change in Control (as defined in the 2024 CEO Agreement), Mr. Olafsson will receive the foregoing severance benefits with the following enhancements: (a) the base salary and bonus severance will be a lump sum payment of 2.5x the sum of his annual base salary and target annual bonus, and (b) all of Mr. Olafsson’s outstanding RSUs, PSUs and other equity-based awards will immediately vest as of the effective date of the release or Change in Control, if later.
The terms of the 2024 CEO Agreement provide for certain benefits upon Mr. Olafsson’s termination of employment due to death, disability or retirement. For this purpose, normal retirement occurs where

40   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
Mr. Olafsson terminates employment after attaining age 60 and the sum of his age and years of service equals at least 70; provided that when Mr. Olafsson attains age 60, he will be credited by us with an additional four years of service for purposes of meeting this requirement. Mr. Olafsson is eligible to receive a prorated target bonus upon a termination of employment as a result of his death or disability and, except upon termination of his employment by us for Cause, any unpaid annual bonus earned in a prior calendar year, based on the actual level of achievement of the applicable targets or performance as determined by the HRCC at the end of such calendar year.
For purposes of the 2024 CEO Agreement, “Cause” means, as more fully described in the agreement: (i) substantial refusal of the CEO to perform the duties and responsibilities of his job as required by the Board other than due to incapacity; (ii) a material violation of any fiduciary duty or duty of loyalty owed to us; (iii) conviction of misdemeanor (other than a traffic offense) involving moral turpitude or felony; (iv) any willful act or omission of fraud, embezzlement or theft; (v) any uncured violation of a material rule or policy; or (vi) any unauthorized disclosure of any of our trade secrets or confidential information.
For purposes of the 2024 CEO Agreement, “Good Reason” means, as more fully described in the 2024 CEO Agreement, a retirement or termination of employment by the CEO that is not initiated by us and that is caused by any one or more of the following events, in each case, without the CEO’s written consent: (i) a material reduction in his base salary or target bonus (as defined in agreement) opportunity; (ii) a material diminution in his title or authority, duties, reporting lines or responsibilities; (iii) a relocation of his principal place of employment by more than 50 miles; (iv) the CEO does not timely receive certain equity grants or awards specified in the agreement; (v) failure of a successor to us to agree to assume and honor the agreement; or (vi) any other material breach of the agreement or any material compensation agreement by us or our affiliates. Additionally, “Good Reason” will only exist if the CEO provides written notice stating the Good Reason event, we do not cure such event, and the CEO terminates employment within a certain period of time after the end of the cure period.
All of the foregoing severance compensation and benefits are subject to Mr. Olafsson’s execution and non-revocation of a general release of claims against us and his continued compliance with the restrictive covenants described below.
The 2024 CEO Agreement provides that Mr. Olafsson will be restricted from soliciting our employees and business partners during the 12-month period following his termination of employment for any reason (the “Restricted Period”). The 2024 CEO Agreement also provides that Mr. Olafsson will be restricted from competing with us during the Restricted Period, provided that the Restricted Period will be reduced to six months for terminations that occur between January 1, 2025 and December 31, 2025, and shall not apply following Mr. Olafsson’s termination of employment if the date of termination is on or after January 1, 2026 or if Mr. Olafsson’s employment is terminated by us without Cause or by Mr. Olafsson with Good Reason.
Equity Grants.   As further described above under the section entitled “— Fiscal 2024 Executive Compensation Decisions — 2024 Equity Grants,” we granted certain post-emergence equity awards to the NEOs, which are subject to the 2024 Plan and individual written award agreements. Mr. Olafsson’s award agreements provide that in the event of his termination of employment by us without Cause (as defined in the 2024 CEO Agreement), or in the case of his departure for Good Reason (as defined in the 2024 CEO Agreement), his unvested RSUs will vest in full, and his unvested PSUs will remain outstanding and will be eligible to vest and be settled based on our achievement of the performance targets. The equity award agreements for all other NEOs provide that in the event of an NEO’s termination of employment by us without Cause (as defined in the 2024 NEO Agreement), or in the case of an NEO’s departure for Good Reason (as defined in the 2024 NEO Agreement), the NEO’s unvested RSUs will vest pro rata based on the date of termination and unvested PSUs will remain outstanding and will be eligible to vest pro rata based on the date of termination and on our achievement of the performance targets. In the event such termination occurs in connection with a Change in Control, the NEO’s unvested RSUs and PSUs will not be subject to proration and will vest in full in the case of RSUs and based on achievement of performance targets in the case of PSUs. In the event of an NEO’s death or disability, or in the case of an NEO’s termination of employment for Normal Retirement (as defined in the 2024 Plan), the NEO’s unvested RSUs will vest in full, and the NEO’s unvested PSUs will remain outstanding and will be eligible to vest and be settled based on our achievement of

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   41

COMPENSATION OF EXECUTIVE OFFICERS
the performance targets. In the event of an NEO’s termination of employment for Early Retirement (as defined in the 2024 Plan), a pro rata portion of the NEO’s unvested RSUs will vest and a pro rata portion of the NEO’s unvested PSUs will remain outstanding and will be eligible to vest and be settled based on our achievement of the performance targets.
Transaction Incentive Plan.   As further described above under the section entitled “— Fiscal 2024 Executive Compensation Decisions — Transaction Incentive Plan,” the Board adopted the Transaction Incentive Plan to compensate our executive officers, including the NEOs, with cash bonus payments to be made in connection with the consummation of Qualifying Transactions. In order to be eligible for any bonus payments under the Transaction Incentive Plan, the NEO must remain employed by us on the applicable date or no longer be employed by us by reason of death, disability, termination without Cause or departure for Good Reason (as defined the 2024 CEO Agreement or 2024 NEO Agreement, as applicable). Bonus payments that relate to deferred proceeds will generally be paid in connection with the receipt of those proceeds if the NEO either continued service through the payment date or was involuntarily terminated prior to the payment date. In the event of an NEO’s termination of employment with us without Cause, in the case of the NEO’s departure for Good Reason, or as a result of death or disability, the NEO will be entitled to receive all earned and unpaid Qualifying Transaction bonuses and all bonuses that would have been earned for Qualifying Transactions that signed within six months after the date of termination.
Tabular Disclosure.   The table below reflects the amount of compensation that would become payable to each of our NEOs, under existing employment agreements and plans if the NEO’s employment had terminated on December 27, 2024, the last day of fiscal 2024, given the NEO’s service levels as of such date and, where applicable, based on a fair value of equity as of fiscal year end at $72.75 per share. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits available generally to salaried employees, such as distributions under the Retirement Savings Plan.
The actual amounts that would be paid upon an NEO’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive officer’s age and years of service, the attained level of performance for performance units and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the footnotes that follow the table.

42   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Name and Termination Scenario	Cash Severance	Stock Awards(1)	Transaction Incentive Plan Awards(2)	Benefits and Outplacement	Total(3)
Sigurdur O. Olafsson
Involuntary Termination without Cause or Voluntary Termination for Good Reason	$6,655,000	$8,955,743	$4,453,774	$61,739	$20,126,257
Involuntary Termination (for Cause)	—	—	—	—	—
Voluntary Termination Not for Good Reason	—	—	—	—	—
Death and Disability	$1,485,000	$8,955,743	$4,453,774	—	$14,894,517
Change in Control	—	$8,955,743	$18,102,226	—	$27,057,969
Change in Control Termination	$7,947,500	$8,955,743	$18,102,226	$61,739	$35,067,208
Bryan M. Reasons
Involuntary Termination without Cause or Voluntary Termination for Good Reason	$2,200,670	$684,214	$1,052,073	$61,621	$3,998,578
Involuntary Termination (for Cause)	—	—	—	—	—
Voluntary Termination Not for Good Reason	—	—	—	—	—
Early Retirement(4)	—	$684,214	$1,052,073	—	$1,736,287
Death and Disability	$489,038	$2,238,954	$1,052,073	—	$3,780,065
Change in Control	—	$2,238,954	$4,276,116	—	$6,515,070
Change in Control Termination	$2,200,670	$2,238,954	$4,276,116	$61,621	$8,777,361
Henriette Nielsen
Involuntary Termination without Cause or Voluntary Termination for Good Reason	$2,165,738	$547,371	$841,658	$61,599	$3,616,366
Involuntary Termination (for Cause)	—	—	—	—	—
Voluntary Termination Not for Good Reason	—	—	—	—	—
Death and Disability	$481,275	$1,791,105	$841,658	—	$3,114,038
Change in Control	—	$1,791,105	$3,420,893	—	$5,211,998
Change in Control Termination	$2,165,738	$1,791,105	$3,420,893	$61,599	$7,439,335
Lisa French
Involuntary Termination without Cause or Voluntary Termination for Good Reason	$2,075,625	$547,371	$841,658	$36,767	$3,501,421
Involuntary Termination (for Cause)	—	—	—	—	—
Voluntary Termination Not for Good Reason	—	—	—	—	—
Death and Disability	$461,250	$1,791,105	$841,658	—	$3,094,013
Change in Control	—	$1,791,105	$3,420,893	—	$5,211,998
Change in Control Termination	$2,075,625	$1,791,105	$3,420,893	$36,767	$7,324,390
Mark A. Tyndall
Involuntary Termination without Cause or Voluntary Termination for Good Reason	$2,058,750	$547,371	$841,658	$25,029	$3,472,808
Involuntary Termination (for Cause)	—	—	—	—	—
Voluntary Termination Not for Good Reason	—	—	—	—	—
Death and Disability	$457,500	$1,791,105	$841,658	—	$3,090,263
Change in Control	—	$1,791,105	$3,420,893	—	$5,211,998
Change in Control Termination	$2,058,750	$1,791,105	$3,420,893	$25,029	$7,295,777

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   43

COMPENSATION OF EXECUTIVE OFFICERS
(1)
Reflects aggregate cash value of 2024 PSUs and 2024 RSUs subject to vesting based on the fair value of our ordinary shares at December 27, 2024. All other prior awards were cancelled. For 2024 PSUs, the values shown reflect probable outcome of the performance conditions across all termination and change in control scenarios.

(2)
For an involuntary termination without cause, voluntary termination for good reason or a termination as a result of death or disability, reflects the full value of the second installment of the cash bonuses to be paid pursuant to the Transaction Incentive Plan related to the Therakos divestiture and estimated accrued interests related to such bonuses. For a change in control or a change in control termination, reflects cash bonuses payable assuming such change in control qualifies as a Qualifying Significant Event under the Transaction Incentive Plan. In the event of a Qualifying Significant Event, the NEO would be entitled to a cash bonus based on Qualifying Significant Event Equity Value multiplied by Retained Ownership Percentage (each as defined in the Transaction Incentive Plan). The amounts provided are based on 19,696,335 ordinary shares outstanding at December 27, 2024, the fair value of our ordinary shares at December 27, 2024 and a 3% bonus pool. All termination and change in control scenarios assume that the Therakos divestiture and the change in control (as applicable) are the only Qualifying Transactions for which the NEOs are eligible to receive cash bonuses under the Transaction Incentive Plan.

(3)
The 2024 CEO Agreement and 2024 NEO Agreements each include a Code Section 280G “best-net cutback” provision that provides that in the event any payment or benefit provided under such employment agreement or any other arrangement with us or our affiliates constitutes “parachute payments” within the meaning of Section 280G of the Code, then such payments and/or benefits will either be (i) provided to the NEO in full or (ii) be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Code, whichever results in the executive receiving a greater amount on an after-tax basis.” Adjustments have not been made to the amounts shown to either reflect any amounts that would be paid as excise taxes or any reductions in payments as a result of the greater after-tax provision.

(4)
Mr. Reasons is the only NEO who meets the eligibility criteria for “Early Retirement” pursuant to the terms of the 2024 NEO Agreement.

CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are presenting the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation.
As permitted under the SEC rules, we used annual gross wages as reported in our payroll system as our consistently applied compensation measure to determine our median employee. We maintained the same determination date as reported in prior years of October 1 to determine our employee workforce. We annualized pay for those who commenced work during the twelve-month period wages were considered. We identified employees who were paid within a 2% range of the median. We selected an employee from that group and determined that person’s total compensation was $116,620. Based on the total compensation for Mr. Olafsson of $27,251,192, as reported in the Summary Compensation Table, our ratio of CEO pay to median worker pay for 2024 is approximately 234:1. This ratio was determined using reasonable estimates as permitted by the SEC’s rules and should not be used as a comparison with pay ratios disclosed by other companies.

44   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the HRCC views the link between the Company’s performance and its NEO’s pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see the discussion at the beginning of the section entitled “Compensation of Executive Officers — Compensation Discussion and Analysis.”
In accordance with SEC rules, the following table and supporting narrative contain information regarding compensation actually paid (“CAP”). Neither CAP nor the amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting SCT total compensation values for the applicable year as described in the footnotes to the following table.
The HRCC did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
Pay Versus Performance Table
							Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for CEO #1 ($)(1)	SCT Total for CEO #2 ($)(2)	CAP to CEO #1 ($)(1)	CAP Paid to CEO #2 ($)(2)	Average SCT Total for Other NEOs ($)(3)	Average CAP to Other NEOs ($)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	GAAP Net Income (Loss) (millions)	Adjusted Operating Cash Flow (millions)(6)
2024	N/A	$27,251,192	N/A	$24,342,316	$5,121,209	$4,503,031	N/A	N/A	$459	$494
2023	N/A	$14,089,756	N/A	$524,667	$6,659,753	$3,028,813	N/A	N/A	$(1,670)	$557
2022	$6,626,033	$6,431,741	$6,626,033	$5,514,924	$2,854,557	$2,650,330	$42	$111	$(911)	$692
2021	$8,975,983	N/A	$8,978,348	N/A	$3,329,371	$3,327,359	N/A	N/A	$(717)	$829
2020	$14,887,538	N/A	$13,838,104	N/A	$4,497,889	$4,249,842	N/A	N/A	$(945)	$866
(1)
Mark Trudeau served as our CEO in 2020, 2021, and 2022.

(2)
Sigurdur O. Olafsson served as our CEO in 2022, 2023 and 2024.

(3)
Our other NEOs serving in 2020 were Bryan M. Reasons, Hugh M. O’Neill, Steven J. Romano and Mark J. Casey. Our other NEOs serving in 2021 were Mr. O’Neill and Dr. Romano. Our other NEOs serving in 2022 were Mr. Reasons, Mr. O’Neill, Dr. Romano, Mark A. Tyndall, Stephen Welch and Henriette Nielsen. Our other NEOs serving in 2023 were Mr. Reasons and Dr. Richardson. Our other NEOs serving in 2024 were Mr. Reasons, Ms. Nielsen, Ms. French and Mr. Tyndall.

(4)
Assumes a hypothetical initial investment of $100 in new ordinary shares issued on June 17, 2022. The 2022 Total Shareholder Return (“TSR”) covers the period from June 17, 2022 through December 30, 2022, reflecting the portion of fiscal 2022 after our emergence from the 2020 Bankruptcy Proceedings. TSR is not applicable for fiscal years 2020 and 2021 as the Company’s stock ceased being traded in connection with the 2020 Bankruptcy Proceedings. TSR is not applicable for fiscal years 2023 and 2024 as the Company’s stock ceased being traded in connection with the 2023 Bankruptcy Proceedings.

(5)
Peer Group used for TSR comparisons reflects the NYSE Pharmaceuticals Index. The 2022 TSR covers the period from June 17, 2022 through December 30, 2022, reflecting the portion of fiscal 2022 after our emergence from the 2020 Bankruptcy Proceedings.

(6)
SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (other than total shareholder return, stock price, or net income) used by us to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. For 2024, we selected adjusted operating cash flow. See the section entitled “— Fiscal 2024 Executive Compensation Decisions — 2024 STIP Awards” for an explanation of how adjusted operating cash flow is derived from our audited financial statements.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   45

COMPENSATION OF EXECUTIVE OFFICERS
To calculate CAP for our CEOs and other NEOs, the following adjustments were made to SCT total pay.
	PEO #1: Mr. Trudeau					PEO #2: Mr. Olafsson
	2020	2021	2022	2023	2024	2020	2021	2022	2023	2024
SCT Total	$14,887,538	$8,975,983	$6,626,033	N/A	N/A	N/A	N/A	$6,431,741	$14,089,756	$27,251,192
Equity Deductions
Deduction for amounts reported in the “Stock Awards” column in the SCT for applicable fiscal year	$0	$0	$0	N/A	N/A	N/A	N/A	$(4,580,263)	$(10,000,012)	$(11,864,619)
Deduction for amounts reported in the “Option Awards” column in the SCT for applicable fiscal year	$0	$0	$0	N/A	N/A	N/A	N/A	$0	$0	$0
Equity Change in Fair Value
Year End Fair Value of Current Year Equity Awards	$0	$0	$0	N/A	N/A	N/A	N/A	$3,663,446	$0	$8,955,743
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$(672,936)	$0	$0	N/A	N/A	N/A	N/A	$0	$0	$0
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	$(184,900)	$2,365	$0	N/A	N/A	N/A	N/A	$0	$(483,585)	$0
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the year	$0	$0	$0	N/A	N/A	N/A	N/A	$0	$0	$0
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$(191,599)	$0	$0	N/A	N/A	N/A	N/A	$0	$(3,081,492)	$0
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation	$0	$0	$0	N/A	N/A	N/A	N/A	$0	$0	$0
CAP	$13,838,104	$8,978,348	$6,626,033	N/A	N/A	N/A	N/A	$5,514,924	$524,667	$24,342,316

46   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
	Average Other NEOs(1)
	2020	2021	2022	2023	2024
SCT Total	$4,497,889	$3,329,371	$2,854,557	$6,659,753	$5,121,209
Equity Deductions
Deduction for amounts reported in the “Stock Awards” column in the SCT for applicable fiscal year	$0	$0	$(1,017,838)	$(2,728,094)	$(2,521,240)
Deduction for amounts reported in the “Option Awards” column in the SCT for applicable fiscal year	$0	$0	$0	$0	$0
Equity Change in Fair Value
Year End Fair Value of Current Year Equity Awards	$0	$0	$814,101	$0	$1,903,063
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$(186,366)	$(3,253)	$(352)	$0	$0
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	$(38,059)	$1,241	$(138)	$(132,472)	$0
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the year	$0	$0	$0	$0	$0
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$(23,621)	$0	$0	$(770,375)	$0
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation	$0	$0	$0	$0	$0
CAP	$4,249,842	$3,327,359	$2,650,330	$3,028,813	$4,503,031

(1)
On November 14, 2023, in connection with our Emergence from the 2023 Bankruptcy Proceedings and the cancellation of all of our then-existing ordinary shares, all outstanding equity-based awards under the 2022 Plan were automatically cancelled without consideration and the 2022 Plan was of no further force and effect with respect to any equity-based awards thereunder. As a result, there were no outstanding equity awards at 2023 fiscal year-end.

The equity awards included above are comprised of PSUs, RSUs and stock options granted from 2016 through 2024. The following assumptions underpin the fair value calculations.
Fair values for PSUs subject to market-based measures such as Relative TSR have been calculated using a Monte Carlo valuation model. As a result of the cancellation of all of the outstanding PSUs in December 2020 due to none of the performance targets having potential to be met, no valuations were required for the 2021 measurement year. As a result of the cancellation of all of the outstanding PSUs following our emergence from the 2023 Bankruptcy Proceedings on November 14, 2023, no valuations were required for the 2023 measurement year. Fair values for stock options have been calculated using a Black-Scholes valuation model as of the relevant measurement date.
CAP and Financial Performance Measures
In accordance with SEC rules, the following are graphical comparisons of CAP and the financial performance measures, net income and adjusted operating cash flow, shown in the pay versus performance table. The Company believes that there would not be a meaningful comparison in showing CAP compared to TSR or TSR comparisons to a peer group given that TSR is only determinable for the period from June 17, 2022 through December 30, 2022, between the Company’s two sets of bankruptcy proceedings.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   47

COMPENSATION OF EXECUTIVE OFFICERS

CEO compensation actually paid versus GAAP net income 2020 - 2024
GAAP Net Income ($mm)
$1,000
$500
$0
-$500
-$1,000
-$1,500
-$2,000
Compensation Actually Paid ($mm)
$25
$20
$15
$10
$5
$0
2020
2021
2022
2023
2024
CAP - CEO #1
CAP - CEO #2
GAAP Net Income

48   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

CEO compensation actually paid versus adjusted operating cash flow 2020 - 2024
Adjusted Operating Cash Flow ($mm)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Compensation Actually Paid ($mm)
$30
$25
$20
$15
$10
$5
$0
2020
2021
2022
2023
2024
CAP - CEO #1
CAP - CEO #2
Adjusted Operating Cash Flow

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   49

COMPENSATION OF EXECUTIVE OFFICERS
List of Company Performance Measures
The following table lists the measures we believe are most important in linking compensation actually paid to company performance during 2024 (unranked). For further details on these measures and how they feature in our compensation plans, see the section entitled “— Fiscal 2024 Executive Compensation Decisions.”
Measure:
Adjusted operating cash flow
Adjusted EBITDA
Realized Value

50   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

SECURITY OWNERSHIP AND REPORTING
SECURITY OWNERSHIP AND REPORTING
Security Ownership of Management and Certain Beneficial Owners
The following tables show the number of ordinary shares beneficially owned as of March 28, 2025 by (i) each current director and nominee for director, each NEO named in the Summary Compensation Table and our current directors and executive officers as a group and (ii) each person who we know or have reason to believe is the beneficial owner of more than 5% of our outstanding ordinary shares, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and notices delivered to us pursuant to the Irish Companies Act.
A person is deemed to be a beneficial owner of ordinary shares if such person, either alone or with others, has the power to vote or to dispose of those ordinary shares or the right to acquire such power within 60 days of March 28, 2025. We have assumed that ordinary shares subject to stock options that by their terms are presently exercisable or exercisable within 60 days of March 28, 2025 and RSUs that by their terms have vested or vest within 60 days of March 28, 2025 are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 19,762,306 ordinary shares outstanding as of March 28, 2025 and the calculations of percentage ownership below are based on such number of outstanding shares regardless of the date of the information regarding beneficial ownership reported below.
Directors and Executive Officers
Name of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Non-Employee Directors
Paul M. Bisaro	2,018	*
Katina Dorton	1,210	*
Abbas Hussain	1,180	*
David Stetson	2,735	*
Wesley P. Wheeler	1,210	*
Jonathan Zinman(1)	3,647	*
Named Executive Officers
Sigurdur O. Olafsson	15,779	*
Bryan M. Reasons(2)	6,255	*
Henriette Nielsen	3,360	*
Lisa French	3,800	*
Mark A. Tyndall	3,698	*
All directors and executive officers as a group (16 persons)	57,375	*

*
Less than 1%

(1)
Held indirectly through JZ Advisors LLC, a limited liability company, of which Mr. Zinman is 100% owner and managing member.

(2)
The number of ordinary shares for Mr. Reasons includes 1,141 shares Mr. Reasons would be entitled to receive as he is eligible for “Early Retirement” as defined in the 2024 Plan.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   51

SECURITY OWNERSHIP AND REPORTING
Other Beneficial Owners
Name and Address of Beneficial Owner(1)	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Goldentree Asset Management LP(2) 300 Park Avenue, 21st Floor New York, NY 10022	3,314,035	16.77%
Hudson Bay Capital Management(3) 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830	2,277,781	11.53%
Deerfield Mgmt, L.P.(4) 345 Park Avenue South, 12th Floor New York, NY 10010	1,460,233	7.39%
Marathon Asset Management GP, L.L.C.(5) c/o Marathon Asset Management, L.P. 1 Bryant Park, 38th Floor, New York, NY 10036	1,727,805	8.74%
Hein Park Capital Management LP(6) 888 Seventh Avenue, 41st Floor New York, NY 10019	1,914,673	9.69%
Silver Point Capital, L.P.(7) 2 Greenwich Plaza, Suite 1 Greenwich, CT 06830	1,692,330	8.56%

(1)
The information for beneficial owners is based on filings with the SEC and is not derived solely from, or necessarily reflective of, the Company’s Register of Members as of March 28, 2025. Please refer to the section entitled “General Information” for more information on the Company’s Register of Members and relevant rights of holders of the Company’s ordinary shares in connection with the Annual General Meeting.

(2)
Based on information contained in a Schedule 13G/A filed with the SEC on June 18, 2024 by Goldentree Asset Management LP, GoldenTree Asset Management LLC, and Steven A. Tananbaum, disclosing 3,294,035 shares held directly by certain funds and separate accounts managed by Goldentree Asset Management LP and 20,000 shares held directly by Mr. Tananbaum.

(3)
Based on information contained in a Schedule 13G/A filed with the SEC on October 21, 2024 by Hudson Bay Capital Management LP, as an investment advisor, and Sander Gerber as the managing member of the general partner of Hudson Bay Capital Management LP, disclosing shared voting and dispositive power with respect to 2,227,781 shares.

(4)
Based on information contained in a Schedule 13G/A filed with the SEC on November 14, 2024 by Deerfield Mgmt, L.P., Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield Private Design Fund IV, L.P., and James E. Flynn. Deerfield Mgmt, L.P. and Deerfield Partners, L.P. disclosed shared voting and dispositive power with respect to 1,174,258 shares. Deerfield Mgmt IV, L.P. and Deerfield Private Design Fund IV, L.P. disclosed shared voting and dispositive power with respect to 285,975 shares. Deerfield Management Company, L.P. and James E. Flynn disclosed shared voting and dispositive power with respect to 1,460,233 shares.

(5)
Based on information contained in a Schedule 13G/A filed with the SEC on August 27, 2024 by Marathon Asset Management GP, L.L.C., Marathon Asset Management, L.P., Internationale Kapitalanlagegesellschaft mbH Acting for SDF 2, Marathon Blue Grass Credit Fund, LP, Marathon Centre Street Partnership, L.P., Marathon CLO V Ltd., Marathon CLO VII Ltd., Marathon Distressed Credit Master Fund, Marathon StepStone Master Fund LP, MCSP Sub LLC, Quaestio Alternative Funds S.C.A., SICAV-FIS: CMAB — SIF — Credit Multi Asset Pool B, TRS Credit Fund, LP, Marathon Mornington Fund, L.P., Marathon Pacesetter High-Yield Fund, L.P., MDCF II Investment Fund A SCSp, Marathon Distressed Credit Fund, L.P., Bruce Richards, and Louis Hanover, disclosing shared voting and dispositive power with respect to 1,727,805 shares.

(6)
Based on information contained in a Schedule 13D/A filed with the SEC on March 17, 2025. Hein Park Capital Management LP and Hein Park Capital Management GP LLC, its general partner, and Courtney W. Carson, who manages and controls Hein Park Capital Management GP LLC, have shared voting and shared dispositive power with respect to 1,914,673 shares.

(7)
Based on information contained in a Schedule 13D/A filed with the SEC on March 18, 2025 by Silver Point Capital, L.P. (“Silver Point”), Edward A. Mulé, and Robert O’Shea, disclosing shared voting and dispositive power with respect to 1,692,330 shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our ordinary shares to file reports of ownership of our equity securities. Additionally, SEC

52   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

SECURITY OWNERSHIP AND REPORTING
regulations require that we identify in our proxy statements any persons for whom any such report was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To our knowledge, based solely on a review of the copies of such reports filed with the SEC during fiscal 2024 and questionnaires from our directors and executive officers, all such reports were made on a timely basis except for the Form 3 for Mr. Wheeler filed on February 14, 2024, which was late due to a delay in receiving the necessary filing codes.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   53

AUDIT AND AUDIT COMMITTEE MATTERS
AUDIT AND AUDIT COMMITTEE MATTERS
Audit and Non-Audit Fees
The following table discloses fees billed by PricewaterhouseCoopers LLP for services rendered to us for fiscal 2024 and fees billed by Deloitte & Touche LLP (“Deloitte”) for services rendered to us for fiscal 2023:
	Fiscal 2024	Fiscal 2023
Audit Fees	$6,840,000	$10,486,183
Audit-Related Fees	$172,039	$275,409
Tax Fees	$969,491	—
All Other Fees	$57,000	—
Total	$8,038,530	$10,761,592
Audit Fees for fiscal 2024 include fees for professional services rendered for the year-end audit of our consolidated financial statements, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, and assistance with, and review of, documents filed with the SEC. Audit Fees for fiscal 2023 include fees for professional services rendered for the year-end audits of our consolidated financial statements and internal control over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents, statutory audits, and procedures related to the 2023 Bankruptcy Proceedings and internal legal entity reorganization and other services related to SEC matters.
Audit-Related Fees for fiscal 2024 include certain services performed in support of our statutory audits. Audit-Related Fees for fiscal 2023 include fees for attest services not required by statute or regulation. Audit-Related Fees for fiscal 2023 also include fees for professional services rendered in the preparation of an independent expert’s report that was submitted to the High Court of Ireland in conjunction with Mallinckrodt’s commencement of the 2023 examinership process.
Tax Fees for fiscal 2024 include fees for professional services rendered by our auditor for tax compliance, consultation and support services.
All Other Fees for fiscal 2024 include fees related to advisory services and the annual purchase of accounting research software licenses.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a pre-approval policy that provides guidelines for audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller supports the Audit Committee by providing a list of proposed services to the Audit Committee, monitoring the services and fees pre-approved by the Audit Committee, providing periodic reports to the Audit Committee with respect to pre-approved services and coordinating with management and the independent auditors to support compliance with the policy.
Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. The Audit Committee also annually approves a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. The independent auditors may not begin work on any engagement without confirmation of Audit Committee pre-approval from our Corporate Controller or his or her delegate.
Pursuant to the policy, the Audit Committee has delegated to its Chair the authority to pre-approve the engagement of the independent auditors in the Chair’s discretion. The Chair reports all such pre-approvals to the Audit Committee at the next Audit Committee meeting.

54   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

AUDIT AND AUDIT COMMITTEE MATTERS
In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP to Mallinckrodt for fiscal 2024 and by Deloitte to Mallinckrodt for fiscal 2023 were pre-approved by the Audit Committee.
Audit Committee Report
As more fully described in its charter, which is available on our website, ir.mallinckrodt.com/corporate-governance/highlights, the Audit Committee oversees Mallinckrodt’s financial reporting process on behalf of the Board. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Mallinckrodt’s independent auditors are responsible for auditing the annual consolidated financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit Committee and Board determine.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended December 27, 2024 filed with the SEC. Management represented to the Audit Committee that these consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). In addition, the Audit Committee has:
•
Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
Received from the independent auditors the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence;

•
Discussed with the independent auditors their independence from the Company and its management; and

•
Considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Mallinckrodt’s audited consolidated financial statements prepared in accordance with U.S. GAAP be included in its Annual Report on Form 10-K for the fiscal year ended December 27, 2024 and filed with the SEC.
Audit Committee
Katina Dorton, Chair
Paul M. Bisaro
Wesley P. Wheeler

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   55

EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The following table contains the information specified by Item 201(d) of Regulation S-K as of the end of Fiscal 2024 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant were authorized for issuance.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	787,861(4)	—	248,788
TOTAL	787,861(4)	—	248,788

(1)
Rights include 2024 RSUs and 2024 PSUs.

(2)
Weighted-average exercise prices are calculated without regard to 2024 RSUs and 2024 PSUs, which do not have any exercise price.

(3)
Includes 248,788 ordinary shares reserved for issuance under the 2024 Plan.

(4)
Includes 525,247 ordinary shares issuable pursuant to the terms of 2024 PSUs at maximum level (100% of 2024 PSUs granted) as of December 27, 2024.

On February 2, 2024, the Board adopted the 2024 Plan and reserved an aggregate of 1,036,649 ordinary shares of Mallinckrodt (subject to adjustment in accordance with the terms of the 2024 Plan) for the issuance of equity awards thereunder to executive officers and directors. While the 2024 Plan was not approved by the Company’s shareholders, it was adopted by the Board and the number of shares reserved was determined pursuant to the terms of the 2023 Plan of Reorganization, which required the Board to adopt a management incentive plan. The 2023 Plan of Reorganization was supported by the Company’s creditors holding a substantial majority of the Company’s first and second lien funded debt, and those creditors received 100% of the Company’s post-emergence equity (subject to dilution by CVRs and the 2024 Plan) in connection with emergence from the 2023 Bankruptcy Proceedings.
Pursuant to the terms of the 2024 Plan and certain individual written award agreements thereunder (as subsequently amended and restated, the “Award Agreements”), in February 2024, the Board granted equity awards to Mallinckrodt’s executive officers and directors in an aggregate amount of 820,689 ordinary shares. As of the end of Fiscal 2024, an additional 215,960 ordinary shares remained unallocated but available for future grants at the discretion of the Board. Pursuant to the 2024 Plan and the Award Agreements, each equity grant is a mix of one-third time-vesting RSUs that vest in equal annual portions over three years and two-thirds PSUs. The 2024 PSUs vest based on Mallinckrodt’s attainment of total realized value targets over a three-year performance period measured at the end of fiscal 2026. For purposes of the 2024 PSUs, total realized value will be determined based on an independent valuation of the Company as of the end of fiscal 2026 plus the after-tax proceeds of any assets sold. For descriptions of the treatment of the 2024 RSUs and 2024 PSUs under certain termination events, a change in control of our company or certain other significant events, please see the sections entitled “Compensation of Non-Employee Directors — 2024 Director Compensation — Equity Awards” and “Compensation of Executive Officers — Potential Payments Upon Termination or Change in Control — Equity Grants.”
Awards granted to executives under the 2024 Plan and the Award Agreements are subject to forfeiture and recoupment upon a termination of the executive for Cause (as defined in the 2024 Plan) or the executive’s engagement in certain significant misconduct under the terms of Mallinckrodt’s recoupment policy.

56   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
As described in more detail in the 2024 Plan, during the 12-month period following a participant’s termination of employment or service for any reason other than for Cause (and the absence of any Covenant Breach, as defined below), Mallinckrodt has a right but not an obligation to repurchase all or any portion of the participant’s vested ordinary shares at Fair Market Value (as defined in the 2024 Plan). In the event of a termination of the participant’s employment or service for Cause or for the material breach by the participant of any restrictive covenants in their operative agreements with Mallinckrodt (a “Covenant Breach”), Mallinckrodt has the right to repurchase the vested ordinary shares at the lesser of the price paid by the participant for the ordinary shares, which is expected to be $0, and the Fair Market Value of the ordinary shares. In recognition of the expected illiquidity of the ordinary shares at the end of the Performance Period under the 2024 Plan, as further described in the Award Agreements and the 2024 Plan, the participants also have certain rights to require Mallinckrodt to repurchase at the Fair Market Value the vested ordinary shares within ninety days after each of the third and fifth anniversaries of the grant date of the award, subject to, among other conditions, availability of sufficient distributable reserves under Irish law, such purchase not violating the terms of Mallinckrodt’s debt instruments and the Board’s determination that doing so would neither reasonably be expected to result in an event of default under Mallinckrodt’s debt instruments or otherwise impair Mallinckrodt’s ability to meet its obligations or operating goals.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   57

PROPOSALS REQUIRING YOUR VOTE
PROPOSALS REQUIRING YOUR VOTE
PROPOSALS 1(a) THROUGH 1(e): ELECTION OF DIRECTORS
In accordance with the terms of the Memorandum and Articles of Association and upon the recommendation of the Governance and Compliance Committee, the Board has nominated for election at the 2025 Annual General Meeting a slate of five nominees, all of whom are currently serving on the Board. The nominees are Paul M. Bisaro, Katina Dorton, Abbas Hussain, Sigurdur O. Olafsson and Wesley P. Wheeler. Biographical information, including qualifications, regarding each of the five nominees is set forth below.
The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the five nominees. We are not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the conclusion of the 2026 Annual General Meeting or until his or her earlier death, resignation or removal.
Directors Nominated for Election — Proposals 1(a) through 1(e)
Proposal 1(a) — Paul M. Bisaro
Paul M. Bisaro has served as Chairman of our Board since February 2024, a position he previously held from June 2022 until November 2023. Mr. Bisaro currently serves on the boards of directors of Pleo Pharma, Zoetis Inc. and Myriad Genetics, Inc., positions he has held since April 2020, May 2015 and October 2022, respectively. Mr. Bisaro also served on the boards of directors of TherapeuticsMD (2020 to 2022) and Zimmer Biomet Holdings, Inc. (2013 to 2017). Mr. Bisaro’s executive work experience also includes serving as Executive Chairman of Amneal Pharmaceuticals, Inc. (2018 to 2019) and Allergan (2014 to 2016). He also served as CEO of Actavis plc (formerly Watson Pharmaceuticals) and Impax Laboratories. Mr. Bisaro holds an undergraduate degree from the University of Michigan and Juris Doctor degree from Catholic University of America. Mr. Bisaro’s qualifications to serve on our Board include more than 30 years of business, management and leadership experience in the pharmaceutical industry.
Proposal 1(b) — Katina Dorton
Katina Dorton has served as a director since February 2024. Ms. Dorton most recently served as chief financial officer of NodThera, a private biotechnology company, from 2020 to 2022. She previously served as chief financial officer of Repare Therapeutics from 2019 to 2020, AVROBIO from 2017 to 2019 and Inmatics from 2015 to 2017. Earlier in her career, she was a healthcare investment banker at Morgan Stanley and Needham, and she practiced M&A and securities law at Sullivan and Cromwell. In addition to the Mallinckrodt Board, Ms. Dorton currently serves on the boards of directors of Fulcrum Therapeutics, TScan Therapeutics and Sonoma Bio, positions she has held since 2020, 2021 and 2024, respectively, and previously served on the boards of directors of Pandion Therapeutics (from 2020 until its acquisition by Merck in 2021) and US Ecology (from 2015 until its acquisition by Republic Services in 2022). Ms. Dorton holds a Bachelor of Arts degree from Duke University, a Master of Business Administration degree from George Washington University and a Juris Doctor degree from the University of Virginia. Ms. Dorton’s qualifications to serve on our Board include her more than 30 finance and healthcare experience in leadership positions in areas of fundraising, mergers and acquisitions, and business development. Ms. Dorton is NACD Directorship Certified.
Proposal 1(c) — Abbas Hussain
Abbas Hussain has served as a director since February 2024. Mr. Hussain most recently served as chief executive officer of Vifor, a specialty pharmaceutical company, from 2021 to 2023. Prior to that, he served in various leadership roles at GlaxoSmithKline, most recently as global president, pharmaceuticals & vaccines. Earlier in his career, Mr. Hussain held various leadership roles at Eli Lilly

58   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE
and Company. In addition to the Mallinckrodt Board, Mr. Hussain currently serves as a chairman of Asceneuron and a director of Moderna and Alfasigma, positions he has held from December 2023, October 2024 and October 2023, respectively. He previously served on the boards of directors of several companies, including Teva Pharmaceuticals (2020 to 2021), CSL Limited (2018 to 2021), Cochlear Limited (2018 to 2021), Aspen Pharmacare (2010 to 2013) and ViiV Healthcare (2009 to 2017). Mr. Hussain holds a Bachelor of Science degree from the Loughborough Institute of Technology. Mr. Hussain’s qualifications to serve on our Board include his more than 35 years of leadership and operating experience in healthcare.
Proposal 1(d) — Sigurdur O. Olafsson
Sigurdur (Siggi) O. Olafsson has been our President, chief executive officer and a director since June 2022. Before joining Mallinckrodt, Mr. Olafsson served as chief executive officer of Hikma Pharmaceuticals plc, a multinational pharmaceutical company publicly traded on the London Stock Exchange, from February 2018 to June 2022. Prior to Hikma, Mr. Olafsson served as president and chief executive officer of the Global Generic Medicines Group of Teva Pharmaceuticals, from 2014 to 2017. Before that, he was president of Actavis plc (Watson Pharmaceuticals, Inc.) from 2010 to 2014, and served in other leadership roles at Actavis ehf from 2003 to 2010. Mr. Olafsson previously held a number of positions of increased responsibility in Pfizer’s Global R&D organization in the U.K. and U.S., focused on branded drug development, and served as head of drug development for Omega Farma in Iceland. Mr. Olafsson previously served as a director on the boards of directors of Hikma from 2018 to 2022, Pfenex Inc. from 2017 to 2019 and as chairman of Oculis ehf from 2017 to 2018. Mr. Olafsson holds a Master of Science degree in pharmacy (Cand Pharm) from the University of Iceland, Reykjavik. Mr. Olafsson’s qualifications to serve on our Board include his more than 30 years of diverse pharmaceutical experience across branded and generic drugs, in-depth knowledge of all aspects of our business, extensive and diverse industry and managerial expertise and a proven record of leadership to serve as our President, chief executive officer and director.
Proposal 1(e) — Wesley P. Wheeler
Wes Wheeler has served as a director since February 2024. Since September 2024, Mr. Wheeler has served as chief executive officer and board member of LabConnect, Inc., a laboratory solutions company. He previously served as president of UPS Healthcare from 2020 to 2023 and chief executive officer of its subsidiary Marken LLP from 2011 to 2019, chief executive officer, president and director of Patheon (now a Thermo Fisher Scientific company) from 2007 to 2010 and president, R&D and global manufacturing at Valeant Pharmaceuticals 2003 to 2007. Earlier in his career, he held various leadership roles in engineering, marketing and manufacturing at GlaxoSmithKline and ExxonMobil. In addition to the Mallinckrodt Board, Mr. Wheeler currently serves on the board of directors of Evotec, a life sciences company, a position he has held since June 2024, on the boards of various private pharmaceutical companies in the U.S. and abroad. Mr. Wheeler holds a Bachelor of Science in Mechanical Engineering degree from Worcester Polytechnic Institute and a Master of Business Administration degree from California Lutheran University. Mr. Wheeler’s qualifications to serve on our Board include his more than 40 years of diversified leadership experience in healthcare, including business turnarounds and transformations, manufacturing, marketing, engineering, R&D and supply chain operations.
Unless otherwise instructed, the proxies will vote “FOR” each of these directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR ELECTION
IN PROPOSALS 1(a) THROUGH 1(e)

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   59

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 2: ADVISORY NON-BINDING VOTE TO APPROVE THE RE-APPOINTMENT OF THE INDEPENDENT AUDITORS AND BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITORS’ REMUNERATION
The Audit Committee has selected and re-appointed PricewaterhouseCoopers LLP to audit our financial statements for the fiscal year ending December 26, 2025. The Board of Directors, upon the recommendation of the Audit Committee, is asking our shareholders to approve, in a non-binding advisory vote, the re-appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 26, 2025 and to authorize, in a binding vote, the Audit Committee to set the independent auditors’ remuneration. Although approval is not required by the Memorandum and Articles of Association or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for approval in a non-binding advisory vote because we value our shareholders’ views on our independent auditors. If the re-appointment of PricewaterhouseCoopers LLP is not approved by shareholders, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the re-appointment is approved, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of Mallinckrodt and its shareholders.
The Audit Committee and the Board recommend that shareholders approve, in a non-binding advisory vote, the re-appointment of PricewaterhouseCoopers LLP as our independent auditors to audit our accounts for the fiscal year ending December 26, 2025 and authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration. Authorization of the Audit Committee to set the independent auditors’ remuneration requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.
Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual General Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Unless otherwise instructed, the proxies will vote “FOR” this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 2

60   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 3: ADVISORY NON-BINDING VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
As described in the section entitled “Compensation of Executive Officers” in this Proxy Statement, the HRCC’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of Mallinckrodt and its shareholders. Consistent with this goal, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon our achievement of specified financial goals and the performance of our ordinary shares on a long-term basis.
Shareholders are urged to read the Compensation of Executive Officers section of this Proxy Statement, including the Compensation Discussion and Analysis, which discusses our compensation practices, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers during fiscal 2024. The HRCC and the Board believe that Mallinckrodt’s compensation practices are effective in implementing our compensation objectives and in achieving its goals and that the compensation of our named executive officers during fiscal 2024 reflects and supports these compensation policies and procedures.
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 14a of the Exchange Act), shareholders will be asked at the 2025 Annual General Meeting to approve the following advisory resolution:
RESOLVED, that the compensation of the Company’s named executive officers described in the Compensation of Executive Officers section of the Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table, related compensation tables and narrative disclosure included in this Proxy Statement is approved.
We have determined to hold this advisory vote every year and expect to hold our next advisory vote at the 2026 Annual General Meeting of shareholders. This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the HRCC will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   61

OTHER MATTERS
OTHER MATTERS
Change in Auditor
The Audit Committee of the Board of the Company conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024. As a result of this process, on April 3, 2024, upon the recommendation of the Audit Committee, the Board approved the dismissal of Deloitte as the Company’s independent registered public accounting firm, effective immediately. Also, on April 3, 2024, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024, effective immediately.
The audit reports of Deloitte on the Company’s financial statements as of December 29, 2023 (Successor Company balance sheet) and December 30, 2022 (Predecessor Company balance sheet), and for the period from November 15, 2023 through December 29, 2023 (Successor Company operations), for the period from December 31, 2022 through November 14, 2023 (Predecessor Company operations), for the period from June 17, 2022 through December 30, 2022 (Predecessor Company operations), and for the period from January 1, 2022 through June 16, 2022 (Predecessor Company operations) (the “Audit Periods”), did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the Audit Periods and during the period from December 30, 2023 through April 3, 2024, the Company had: (i) no disagreements with Deloitte of the type contemplated by Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided Deloitte with a copy of the disclosures it made in its Current Report on Form 8-K prior to its filing on April 8, 2024 and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agreed with such disclosures. A copy of Deloitte’s letter to the SEC in response to the foregoing request is attached as Exhibit 16.1 to the Current Report on Form 8-K.
During the Audit Periods, and during the period from December 30, 2023 through April 3, 2024, neither the Company nor anyone on its behalf consulted PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).
Presentation of Irish Statutory Accounts
Our Irish Statutory Accounts for the fiscal year ended December 27, 2024, including the reports of the directors and auditors thereon, will be presented at the Annual General Meeting. Our Irish Statutory Accounts have been approved by the Board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. Our Irish Statutory Accounts will be available at proxyvote.com and in the Investor Relations section of our website at ir.mallinckrodt.com at least 21 days prior to the Annual General Meeting.
Registered and Principal Executive Offices
Our registered office and principal executive offices are located at College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. The telephone number there is +353 1 696 0000.
Shareholder Proposals for the 2026 Annual General Meeting
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Proxy Statement for the 2026 Annual

62   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

OTHER MATTERS
General Meeting must be received by us no later than December 4, 2025. However, if the date of the 2026 Annual General Meeting is changed by more than 30 days from the date of the 2025 Annual General Meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials. Such proposals should be sent to our Corporate Secretary at Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. To be included in the Proxy Statement pursuant to Rule 14a-8, the proposal must be a proper subject for shareholder action under Irish law and otherwise comply with the requirements of Rule 14a-8, including as to eligibility, form and substance.
A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with the Memorandum and Articles of Association, without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. To bring a proposal before the 2026 Annual General Meeting, a shareholder must deliver written notice of the proposed business to our Corporate Secretary at our registered office not earlier than the close of business on February 14, 2026 and not later than the close of business on March 16, 2026; provided, that in the event the date of the 2026 Annual General Meeting is more than 30 days before or more than 60 days after the anniversary of the 2025 Annual General Meeting, notice must be received no earlier than the close of business on the 90th day prior to the date of the 2026 Annual General Meeting and no later than the close of business on the later of the 60th day prior to the date of the 2026 Annual General Meeting or, if the first public announcement of the date of the 2026 Annual General Meeting is less than 100 days prior to the date of the 2026 Annual General Meeting, the 10th day following the day on which public announcement of the date of the 2026 Annual General Meeting is first made, and otherwise comply with the requirements of the Memorandum and Articles of Association.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 Annual General Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026. However, if the date of the 2026 Annual General Meeting has changed by more than 30 calendar days from the date of the 2025 Annual General Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual General Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual General Meeting is first made.
United States Securities and Exchange Commission Reports
A copy of our Annual Report on Form 10-K for the fiscal year ended December 27, 2024, as filed with the SEC (without exhibits), is available to shareholders free of charge on our website at ir.mallinckrodt.com or by writing to our Corporate Secretary at Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland.
Delivery of Documents to Shareholders Sharing an Address
If you requested a paper copy of our proxy materials, our Annual Report, including our audited financial statements for the year ended December 27, 2024, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of such documents to any shareholder who contacts us at +353 1 696 0000 or sends a written request to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, Attention: Corporate Secretary. If you are receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, Attention: Corporate Secretary.
General
Your proxy is solicited on behalf of the Board. Unless otherwise directed, proxies held by the CEO and the Corporate Secretary or their appointed substitutes will be voted at the 2025 Annual General

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   63

OTHER MATTERS
Meeting (or an adjournment or postponement thereof), FOR Proposals 1 – 3. If any matter other than those described in this Proxy Statement properly comes before the 2025 Annual General Meeting, or with respect to any adjournment or postponement thereof, the CEO or the Corporate Secretary or their appointed substitutes will vote the ordinary shares represented by such proxies in accordance with his or her discretion.
Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. ©2025.

64   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

C/O MALLINCKRODT PLCCOMPANY SECRETARYCOLLEGE BUSINESS & TECHNOLOGY PARK CRUISERATH, BLANCHARDSTOWN DUBLIN 15, IRELAND SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Time on May 14, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Time on May 14, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage- paid envelope provided or return it to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. U.S. Eastern Time on May 14, 2025.If you transmit your voting instructions by the internet or by telephone, you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V70291-P22993KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYMALLINCKRODT PLC The Board of Directors recommends a vote FOR the nominees listed under Item 1.Item 1 - Election of DirectorsNOMINEES:For Against Abstain1a.Paul M. Bisaro!!!1b.Katina Dorton!!!1c.Abbas Hussain!!!1d.Sigurdur O. Olafsson!!!1e.Wesley P. Wheeler!!!The Board of Directors recommends a vote FOR Items 2 through 3.Item 2 - Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee to set the independent auditors' remuneration.Item 3 - Advisory non-binding vote to approve the Company's executive compensation. For Against Abstain! ! !! ! ! YesNoPlease indicate if you plan to attend the meeting.! !Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Annual General Meeting of ShareholdersThursday, May 15, 2025, 9:30 a.m., local timeArthur Cox LLPTen Earlsfort TerraceDublin 2, D02 T380, IrelandImportant Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:Notice and Proxy Statement, including resolutions, and Annual Report on Form 10-K are available at www.proxyvote.com and in the Investor Relations section of our website at www.mallinckrodt.com.Irish Statutory Accounts will be available at www.proxyvote.com and in the Investor Relations section of our website at www.mallinckrodt.com at least 21 days prior to the Annual General Meeting.V70292-P22993THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL GENERAL MEETING OF SHAREHOLDERSMAY 15, 2025The undersigned hereby appoint(s) Sigurdur O. Olafsson and Mark A. Tyndall, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote all of the Ordinary Shares of Mallinckrodt plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:30 a.m., local time on Thursday, May 15, 2025, at the office of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and, in their discretion, upon any and all other matters that may properly come before the meeting or any adjournment or postponement of the meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side